Exhibit 3.1
COLONIAL PROPERTIES TRUST
DECLARATION OF TRUST
Dated August 21, 1995
          This DECLARATION OF TRUST (this “Declaration of Trust”) is made as of the date set forth above by the undersigned trustee.
          WHEREAS, the Trustees (as defined herein) desire that this trust qualify as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (the “Code”), and under the Alabama Real Estate Investment Trust Act (the “Act”); and
          WHEREAS, the beneficial interests in the real estate investment trust shall be divided into transferable shares of one or more classes evidenced by certificates.
          NOW, THEREFORE, the Trustees hereby declare that they will hold all property which they have or may hereafter acquire as such Trustees, together with the proceeds thereof, in trust, and manage the Trust Property (as defined herein) for the benefit of the Shareholders (as hereinafter defined) as provided by this Declaration of Trust.
ARTICLE I
THE TRUST; DEFINITIONS
          SECTION 1.1 Name. The name of the trust (the “Trust”) is:
Colonial Properties Trust
So far as may be practicable, the business of the Trust shall be conducted and transacted under that name, which name (and the word “Trust” wherever used in this Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees collectively but not individually or personally and shall not refer to the Shareholders or to any officers, employees or agents of the Trust or of such Trustees.
          Under circumstances in which the Trustees determine that the use of the name “Colonial Properties Trust” is not practicable, they may use any other designation or name for the Trust.
          Where the context so requires, references to the “Trust” shall include the Trust’s predecessor entity, Colonial Properties Trust, a Maryland real estate investment trust.
          SECTION 1.2 Resident Agent. The name and address of the resident agent for service of process of the Trust in the State of Alabama is Thomas H. Lowder, Energen Plaza, 2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35203. The Trust may have such offices or places of business within or without the State of Alabama as the Trustees may from time to time determine.

          SECTION 1.3 Nature of Trust. The Trust is a real estate investment trust within the meaning of the Act. The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or a corporation (but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Code).
          SECTION 1.4 Powers. The Trust shall have all of the powers granted to real estate investment trusts pursuant to the Act or any successor statute and shall have any other and further powers as are not inconsistent with and are appropriate to promote and attain the purposes set forth in this Declaration of Trust.
          SECTION 1.5 Definitions. As used in this Declaration of Trust, the following terms shall have the following meanings unless the context otherwise requires (certain other terms used in Section 6.4 and/or Section 6.7 hereof are defined in Sections 6.2, 6.3 and 6.7(a) hereof):
          “Adviser” means the Person, if any, appointed, employed or contracted with by the Trust pursuant to Section 4.1 hereof.
          “Affiliate” or “Affiliated” means, as to any individual, corporation, partnership, trust or other association (other than the Trust), any Person (i) that holds beneficially, directly or indirectly, 5% or more of the outstanding stock or equity interests thereof or (ii) who is an officer, director, partner or trustee thereof or of any Person which controls, is controlled by, or is under common control with, such corporation, partnership, trust or other association or (iii) which controls, is controlled by or under common control with, such corporation, partnership, trust or other association.
          “Excess Shares” shall mean the Shares described in Section 6.4.
          “Mortgages” means mortgages, deeds of trust or other security interests on or applicable to Real Property.
          “Person” shall mean an individual, trust, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of Shares for a period of 90 days following the purchase by such underwriter of the Shares, provided that the ownership of Shares by such underwriter would not result in the Trust being “closely held” within the meaning of Section 856(h) of the Code, or would otherwise result in the Trust failing to qualify as a REIT.
          “Real Property” or “Real Estate” means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

          “REIT” shall mean a “real estate investment trust” under Section 856 of the Code.
          “REIT Provisions of the Code” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.
          “Securities” means Shares, any stock, shares or other evidence of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.
          “Securities of the Trust” means any Securities issued by the Trust.
          “Shareholders” means holders of record of outstanding Shares.
          “Shares” means transferable shares of beneficial interest of the Trust of any class or series.
          “Trustees” or “Board of Trustees” means, collectively, the individuals named in Section 2.2 of this Declaration of Trust so long as they continue in office and all other individuals who have been duly elected and qualify as trustees of the Trust hereunder.
          “Trust Property” means any and all property, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Trust or the Trustees (including all rents, income, profits and gains therefrom), which is owned or held by, or for the account of, the Trust or the Trustees.
ARTICLE II
TRUSTEES
          SECTION 2.1 Number. The number of Trustees initially shall be one (1) and may thereafter be increased or decreased from time to time by a two-thirds vote of the Trustees then in office or by a majority vote of the Shareholders; provided, however, that the total number of Trustees shall be not fewer than three (3) and not more than fifteen (15). No reduction in the number of Trustees shall cause the removal of any Trustee from office prior to the expiration of his term.
          SECTION 2.2 Initial Board; Term. The initial Trustee (the “Initial Trustee”) is Thomas H. Lowder, only for so long as he shall continue to serve as a Trustee of the Trust hereunder. The term of the Initial Trustee shall continue until the annual meeting of Shareholders in 1997 and until his successor shall have been duly elected and shall have qualified. The Trustees shall be divided into three classes, as nearly equal in number as possible with the term of office of one class expiring each year.
          Beginning with the annual meeting of Shareholders in 1996 and at each succeeding annual meeting of Shareholders, the Trustees of the class of Trustees whose term expires at such meeting will be elected to hold office for a term expiring at the third succeeding annual meeting. Each Trustee will hold office for the term for which he is elected and until his successor is duly elected and qualified.
          SECTION 2.3 Resignation, Removal or Death. Any Trustee may resign by written notice to the Board of Trustees, effective upon execution and delivery to the Trust of such written notice or upon any future date specified in the notice. A Trustee may be removed from office with or without cause only at a meeting of the Shareholders called for that purpose, by the affirmative vote of the holders of not less than two-thirds of the Shares then outstanding and entitled to vote in the election of Trustees. Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall automatically cease to have any right, title or interest in and to the Trust Property and shall execute and deliver such documents as the remaining Trustees require for the conveyance of any Trust Property held in his name, and shall account to the remaining Trustees as they require for all property which he holds as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall perform the acts described in the foregoing sentence.
          SECTION 2.4 Legal Title. Legal title to all Trust Property shall be vested in the Trustees, but they may cause legal title to any Trust Property to be held by or in the name of any Trustee, or the Trust, or any other Person as nominee. The right, title and interest of the Trustees in and to the Trust Property shall automatically vest in successor and additional Trustees upon their qualification and acceptance of election or appointment as Trustees, and they shall thereupon have all the rights and obligations of Trustees, whether or not conveyancing documents have been executed and delivered pursuant to Section 2.3 hereof or otherwise. Written evidence of the qualification and acceptance of election or appointment of successor and additional Trustees may be filed with the records of the Trust and in such other offices, agencies or places as the Trustees may deem necessary or desirable.
ARTICLE III
POWERS OF TRUSTEES
          SECTION 3.1 General. Subject to the express limitations herein, (1) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees and (2) the Trustees shall have full, exclusive and absolute power, control and authority over the Trust Property and over the business of the Trust as if they, in their own right, were the sole owners thereof. The Trustees may take any actions that, in their sole judgment and discretion, are necessary or desirable to conduct the business of the Trust. This Declaration of Trust shall be construed with a presumption in favor of the grant of power and authority to the Trustees. Any construction of this

Declaration of Trust or determination made in good faith by the Trustees concerning their powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Trustees included in this Article III shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of this Declaration of Trust or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Trustees under the general laws of the State of Alabama as now or hereafter in force.
          SECTION 3.2 Specific Powers and Authority. Subject only to the express limitations herein, and in addition to all other powers and authority conferred by this Declaration of Trust or by law, the Trustees, without any vote, action or consent by the Shareholders, shall have and may exercise, at any time or times, in the name of the Trust or on its behalf the following powers and authorities:
          (a) Investments. Subject to Section 8.5 hereof, to invest in, purchase or otherwise acquire and to hold real, personal or mixed, tangible or intangible, property of any kind wherever located, or rights or interests therein or in connection therewith, all without regard to whether such property, interests or rights are authorized by law for the investment of funds held by trustees or other fiduciaries, or whether obligations the Trust acquires have a term greater or lesser than the term of office of the Trustees or the possible termination of the Trust, for such consideration as the Trustees may deem proper (including cash, property of any kind or Securities of the Trust); provided, however, that the Trustees shall take such actions as they deem necessary and desirable to comply with any requirements of the Act relating to the types of assets held by the Trust.
          (b) Sale, Disposition and Use of Property. Subject to Article V and Sections 8.5 and 9.3 hereof, to sell, rent, lease, hire, exchange, release, partition, assign, mortgage, grant security interests in, encumber, negotiate, dedicate, grant easements in and options with respect to, convey, transfer (including transfers to entities wholly or partially owned by the Trust or the Trustees) or otherwise dispose of any or all of the Trust Property by deeds (including deeds in lieu of foreclosure with or without consideration), trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Trust or the Trustees by one or more of the Trustees or by a duly authorized officer, employee, agent or nominee of the Trust, on such terms as they deem appropriate; to give consents and make contracts relating to the Trust Property and its use or other property or matters; to develop, improve, manage, use, alter or otherwise deal with the Trust Property; and to rent, lease or hire from others property of any kind; provided, however, that the Trust may not use or apply land for any purposes not permitted by applicable law.
          (c) Financings. To borrow or in any other manner raise money for the purposes and on the terms they determine, and to evidence the same by issuance of Securities of the Trust, which may have such provisions as the Trustees determine; to reacquire such Securities of the Trust; to enter into other contracts or obligations on behalf of the Trust; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of any Person; to mortgage, pledge, assign, grant security interests in or otherwise encumber the Trust Property to secure any such Securities of the Trust, contracts or obligations (including guarantees, indemnifications and suretyships); and to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Trust or participate in any reorganization of obligors to the Trust.
          (d) Loans. Subject to the provisions of Section 8.5 hereof, to lend money or other Trust Property on such terms, for such purposes and to such Persons as they may determine.
          (e) Issuance of Securities. Subject to the provisions of Article VI hereof, to create and authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Trust, in shares, units or amounts of one or more types, series or classes, of Securities of the Trust, which may have such voting rights, dividend or interest rates, preferences, subordinations, conversion or redemption prices or rights, maturity dates, distribution, exchange, or liquidation rights or other rights as the Trustees may determine, without vote of or other action by the Shareholders, to such Persons for such consideration, at such time or times and in such manner and on such terms as the Trustees determine; to list any of the Securities of the Trust on any securities exchange; and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any Securities of the Trust.
          (f) Expenses and Taxes. To pay any charges, expenses or liabilities necessary or desirable, in the sole discretion of the Trustees, for carrying out the purposes of this Declaration of Trust and conducting the business of the Trust, including compensation or fees to Trustees, officers, employees and agents of the Trust, and to Persons contracting with the Trust, and any taxes, levies, charges and assessments of any kind imposed upon or chargeable against the Trust, the Trust Property or the Trustees in connection therewith; and to prepare and file any tax returns, reports or other documents and take any other appropriate action relating to the payment of any such charges, expenses or liabilities.
          (g) Collection and Enforcement. To collect, sue for and receive money or other property due to the Trust; to consent to extensions of the time for payment, or to the renewal, of any Securities or obligations; to engage or to intervene in, prosecute, defend, compound, enforce, compromise, release, abandon or adjust any actions, suits, proceedings, disputes, claims, demands, security interests or things relating to the Trust, the Trust Property or the Trust’s affairs; to exercise any rights and enter into any agreements and take any other action necessary or desirable in connection with the foregoing.
          (h) Deposits. To deposit funds or Securities constituting part of the Trust Property in banks, trust companies, savings and loan associations, financial institutions and other depositories, whether or not such deposits will draw interest, subject to withdrawal on such terms and in such manner as the Trustees determine.
          (i) Allocation; Accounts. To determine whether moneys, profits or other assets of the Trust shall be charged or credited to,

or allocated between, income and capital, including whether or not to amortize any premium or discount and to determine in what manner any expenses or disbursements are to be borne as between income and capital (regardless of how such items would normally or otherwise be charged to or allocated between income and capital without such determination); to treat any dividend or other distribution on any investment as, or apportion it between, income and capital; in their discretion to provide reserves for depreciation, amortization, obsolescence or other purposes in respect of any Trust Property in such amounts and by such methods as they determine; to determine what constitutes net earnings, profits or surplus; to determine the method or form in which the accounts and records of the Trust shall be maintained; and to allocate to the Shareholders equity account less than all of the consideration paid for Shares and to allocate the balance to paid-in capital or capital surplus.
          (j) Valuation of Property. To determine the value of all or any part of the Trust Property and of any services, Securities, property or other consideration to be furnished to or acquired by the Trust, and to revalue all or any part of the Trust Property, all in accordance with such appraisals or other information as are reasonable, in their sole judgment.
          (k) Ownership and Voting Powers. To exercise all of the rights, powers, options and privileges pertaining to the ownership of any Mortgages, Securities, Real Estate and other Trust Property to the same extent that an individual owner might, including without limitation to vote or give any consent, request or notice or waive any notice, either in person or by proxy or power of attorney, which proxies and powers of attorney may be for any general or special meetings or action, and may include the exercise of discretionary powers.
          (l) Officers, Etc.; Delegation of Powers. To elect, appoint or employ such officers for the Trust and such committees of the Board of Trustees with such powers and duties as the Trustees may determine or the bylaws of the Trust (the “Bylaws”) provide; to engage, employ or contract with and pay compensation to any Person (including subject to Section 8.5 hereof, any Trustee and any Person who is an Affiliate of any Trustee) as agent, representative, Adviser, member of an advisory board, employee or independent contractor (including advisers, consultants, transfer agents, registrars, underwriters, accountants, attorneys-at-law, real estate agents, property and other managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, to perform such services on such terms as the Trustees may determine; to delegate to one or more Trustees, officers or other Persons engaged or employed as aforesaid or to committees of Trustees or to the Adviser, the performance of acts or other things (including granting of consents), the making of decisions and the execution of such deeds, contracts or other instruments, either in the names of the Trust, the Trustees or as their attorneys or otherwise, as the Trustees may determine; and to establish such committees as they deem appropriate.
          (m) Associations. Subject to Section 8.5 hereof, to cause the Trust to enter into joint ventures, general or limited partnerships, participation or agency arrangements or any other lawful combinations, relationships, or associations of any kind.
          (n) Reorganizations, Etc. Subject to Sections 9.2 and 9.3 hereof, to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire all or any part of the Trust Property, carry on any business in which the Trust shall have an interest or otherwise exercise the powers the Trustees deem necessary, useful or desirable to carry on the business of the Trust or to carry out the provisions of this Declaration of Trust; to merge or consolidate the Trust with any Person; to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer all or any part of the Trust Property to or with any Person in exchange for Securities of such Person or otherwise; and to lend money to, subscribe for and purchase the Securities of, and enter into any contracts with, any Person in which the Trust holds, or is about to acquire, Securities or any other interests.
          (o) Insurance. To purchase and pay for out of Trust Property insurance policies insuring the Trust and the Trust Property against any and all risks, and insuring the Shareholders, Trustees, officers, employees and agents of the Trust individually against all claims and liabilities of every nature arising by reason of holding or having held any such status, office or position or by reason of any action alleged to have been taken or omitted (including those alleged to constitute misconduct, gross negligence, reckless disregard of duty or bad faith) by any such Person in such capacity, whether or not the Trust would have the power to indemnify such Person against such claim or liability.
          (p) Executive Compensation, Pension and Other Plans. To adopt and implement executive compensation, pension, profit sharing, share option, share bonus, share purchase, share appreciation rights, restricted share, savings, thrift, retirement, incentive or benefit plans, trusts or provisions, applicable to any or all Trustees, officers, employees or agents of the Trust, or to other Persons who have benefited the Trust, all on such terms and for such purposes as the Trustees may determine.
          (q) Distributions. To declare and pay dividends or other distributions to Shareholders, subject to the provisions of Section 6.5 hereof.
          (r) Indemnification. In addition to the indemnification provided for in Section 8.4 hereof, to indemnify any Person, including any Adviser or independent contractor, with whom the Trust has dealings.
          (s) Charitable Contributions. To make donations for the public welfare or for community, charitable, religious, educational, scientific, civic or similar purposes, regardless of any direct benefit to the Trust.
          (t) Discontinue Operations; Bankruptcy. To discontinue the operations of the Trust (subject to Section 10.2 hereof); to petition or apply for relief under any provision of federal or state bankruptcy, insolvency or reorganization laws or similar laws for the relief of debtors; to permit any Trust Property to be foreclosed upon without raising any legal or equitable defenses that may be available to the Trust or the Trustees or otherwise defending or responding to such foreclosure; to confess judgment against the Trust; or to take such other action with respect to indebtedness or other obligations of the Trustees, in such capacity, the Trust Property or the Trust as the Trustees in their discretion may determine.
          (u) Termination of Status. To terminate the status of the Trust as a real estate investment trust under the REIT Provisions of the Code; provided, however, that the Board of Trustees shall take no action to terminate the Trust’s status as a real estate investment trust under the REIT Provisions of the Code until such time as (i) the Board of Trustees adopts a resolution recommending that the Trust terminate its status as a real estate investment trust under the REIT Provisions of the Code, (ii) the Board of Trustees presents the resolution at an annual or special meeting of the Shareholders and (iii) such resolution is approved by the holders of a majority of the issued and outstanding Common Shares (as defined in Section 6.2 hereof).
          (v) Fiscal Year. Subject to the Code, to adopt, and from time to time change, a fiscal year for the Trust.
          (w) Seal. To adopt and use a seal, but the use of a seal shall not be required for the execution of instruments or obligations of the Trust.
          (x) Bylaws. To adopt, implement and from time to time alter, amend or repeal Bylaws of the Trust relating to the business and organization of the Trust which are not inconsistent with the provisions of this Declaration of Trust.
          (y) Voting Trust. To participate in, and accept Securities issued under or subject to, any voting trust.
          (z) Proxies. To solicit proxies of the Shareholders at the expense of the Trust.
          (aa) Further Powers. To do all other acts and things and execute and deliver all instruments incident to the foregoing powers, and to exercise all powers which they deem necessary, useful or desirable to carry on the business of the Trust or to carry out the provisions of this Declaration of Trust, even if such powers are not specifically provided hereby.
          SECTION 3.3 Determination of Best Interest of Trust. In determining what is in the best interest of the Trust, a Trustee shall consider the interests of the Shareholders of the Trust and applicable legal requirements (including contractual obligations to parties other than shareholders) and, in his or her sole and absolute discretion, may consider (a) the interests of the Trust’s employees, suppliers, creditors and customers, (b) the economy of the nation, (c) community and societal interests and (d) the long-term as well as short-term interests of the Trust and its Shareholders, including the possibility that these interests may be best served by the continued independence of the Trust.

ARTICLE IV
ADVISER
          SECTION 4.1 Appointment. The Trustees are responsible for setting the general policies of the Trust and for the general supervision of its business conducted by officers, agents, employees, advisers or independent contractors of the Trust. However, the Trustees are not required personally to conduct the business of the Trust, and they may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Trustee) as an Adviser and may grant or delegate such authority to the Adviser as the Trustees may, in their sole discretion, deem necessary or desirable. The Trustees may determine the terms of retention and the compensation of the Adviser and may exercise broad discretion in allowing the Adviser to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trust and to make executive decisions which conform to general policies and principles established by the Trustees.
          SECTION 4.2 Affiliation and Functions. The Trustees, by resolution or in the Bylaws, may provide guidelines, provisions, or requirements concerning the affiliation and functions of the Adviser.
ARTICLE V
INVESTMENT POLICY
          The fundamental investment policy of the Trust is to make investments in such a manner as to comply with the REIT Provisions of the Code and with the requirements of the Act, with respect to the composition of the Trust’s investments and the derivation of its income. Subject to Section 3.2(u) hereof, the Trustees will use their best efforts to carry out this fundamental investment policy and to conduct the affairs of the Trust in such a manner as to continue to qualify the Trust for the tax treatment provided in the REIT Provisions of the Code; provided, however, no Trustee, officer, employee or agent of the Trust shall be liable for any act or omission resulting in the loss of tax benefits under the Code, except to the extent provided in Section 8.2 hereof. The Trustees may change from time to time by resolution or in the Bylaws of the Trust, such investment policies as they determine to be in the best interests of the Trust, including prohibitions or restrictions upon certain types of investments.
ARTICLE VI
SHARES
          SECTION 6.1 Authorized Shares. The beneficial interest in the Trust shall be divided into Shares. The total number of Shares which the Trust is authorized to issue is fifty million (50,000,000) shares, and shall consist of common shares and such other types or classes of Securities of the Trust as the Trustees may create and authorize from time to time and designate as representing a beneficial interest in the Trust. Shares may be issued for such consideration as the Trustees determine or, if issued as a result of a Share dividend or Share split, without any consideration, in which case all Shares so issued shall be fully paid and nonassessable.
          SECTION 6.2 Common Shares. Common Shares (“Common Shares”) shall have a par value of $.01 per share and shall entitle the holders to one vote per share on all matters upon which Shareholders are entitled to vote pursuant to Section 7.2 hereof, and shares of a particular class of issued Common Shares shall have equal dividend, distribution, liquidation and other rights, and shall have no reference, cumulative, preemptive, appraisal, conversion or exchange rights. The Trustees may classify or reclassify any unissued Common Shares by setting or changing the number, designation, preferences, conversion or other rights voting powers, restrictions, limitations as to dividends qualifications or terms or conditions of redemption of any such Common Shares and in such event, the Trust shall file for record with the judge of probate in the county in which its principal place of business is located articles supplementary in substance and form as prescribed by the Act, including Section 7(b) thereof.
          SECTION 6.3 Preferred Shares. The Trustees are hereby expressly granted the authority to authorize from time to time the issuance of one or more series of preferred Shares (“Preferred Shares”) and with respect to any such series to fix the numbers, designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of such series. The Trustees may classify or reclassify any unissued Preferred Shares by setting or changing the number, designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of any such Preferred Shares and in such event, the Trust shall file for record with the judge of probate in the county in which its principal place of business is located articles supplementary in substance and form as prescribed by the Act, including Section 7(b) thereof.
          SECTION 6.4 Excess Shares. The following is a description of the voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Excess Shares (“Excess Shares”) of the Trust (certain capitalized terms used in this Section 6.4 and not previously defined are defined in Section 6.7(a)):
          (a) Ownership in Trust. Without limiting subparagraph (b) and (c) of Section 6.7, upon any purported Transfer or other event that results in the issuance of Excess Shares pursuant to subparagraph (d) of Section 6.7, such Excess Shares shall be deemed to have been Transferred to the Trust, as trustee of an Excess Shares Trust for the exclusive benefit of the Beneficiary or Beneficiaries to whom an interest in such Excess Shares Trust may later be transferred pursuant to subparagraph (e) of Section 6.4. Excess Shares so held in trust shall be issued and outstanding shares of the Trust but shall not be considered issued and outstanding for purposes of any shareholder vote. The Purported Record Transferee or, in the case of Excess Shares resulting from an event other than a Transfer, the Purported Record Holder, shall have no rights in such Excess Shares. The Purported

Beneficial Transferee or, in the case of Excess Shares resulting from an event other than a Transfer, the Purported Beneficial Holder, shall have no rights in such Excess Shares except as provided in subparagraph (e) of Section 6.4.
          (b) No Dividend Rights. Excess Shares shall not be entitled to any dividend or other periodic distributions. Any dividend or distribution paid with respect to Common Shares or Preferred Shares prior to the discovery by the Trust that such Shares previously were converted into and exchanged for Excess Shares pursuant to subparagraph (d) of Section 6.7 shall be repaid to the Trust upon demand, and any dividend or distribution declared but unpaid shall be void ab initio with respect to such Excess Shares.
          (c) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Trust, each Excess Share in trust shall be entitled to (i) if such Excess Share results from an exchange of a Common Share, that portion of the assets of the Trust which a Common Share that was exchanged for such Excess Share would have been entitled had the Common Share remained outstanding, or (ii) if such Excess Share results from an exchange of a Preferred Share, that portion of the assets of the Trust which a Preferred Share that was exchanged for such Excess Share would have been entitled had the Preferred Share remained outstanding. The Trust, as holder of the Excess Shares in trust, or if the Trust has been dissolved, any trustee appointed by the Trust prior to its dissolution, shall ratably distribute to the Beneficiaries of the Excess Shares Trust, when and if determined in accordance with subparagraph (e) of Section 6.4, any such assets received in respect of the Excess Shares in any liquidation, dissolution or winding up of, or any distribution of the assets, of the Trust.
          (d) Voting Rights. The Excess Shares shall not have voting rights on any matters.
          (e) Restrictions on Transfer; Designation of Beneficiary. Excess Shares shall not be transferable. The Trust shall have the sole right to designate one or more Beneficiaries of an interest in the Excess Shares Trust (representing the number of Excess Shares held by the Excess Shares Trust attributable to the purported Transfer or other event that resulted in the issuance of such Excess Shares), subject to the condition that the Excess Shares held in the Excess Shares Trust would not be Excess Shares in the hands of any such Beneficiary. Any consideration payable by such Beneficiary or Beneficiaries in connection with such designation up to the “Excess Share Limitation Price,” shall be paid to the Purported Beneficial Transferee or, in the case of Excess Shares resulting from an event other than a transfer, the Purported Beneficial Holder. The Excess Share Limitation Price is the lesser of (1) (x) in the case of Excess Shares resulting from a Transfer for value, the price per Share that the Purported Beneficial Transferee paid for the Shares in the purported Transfer that resulted in the issuance of the Excess Shares, or, (y) in the case of Excess Shares resulting from (I) a Transfer other than for value (such as a gift, devise or similar Transfer) or (II) an event other than a Transfer, a price per share equal to the Market Price of the Shares that were exchanged for such Excess Shares on the date of the purported Transfer or other event that resulted in the issuance of the Excess Shares or (2) a price per share equal to the Market Price of the Shares on the date of the designation of the Beneficiary of the interest in the Excess Shares Trust. If the consideration payable by the designated Beneficiary of an interest in the Excess Shares Trust exceeds the Excess Share Limitation Price, the amount by which such consideration exceeds the Excess Share Limitation Price shall be paid to the Trust. The Trust must designate a Beneficiary of the interest in the Excess Shares Trust within 30 days from the later of (i) the date of the Transfer that resulted in the issuance of the Excess Shares, or in the case of Excess Shares resulting from an event other than a Transfer, the date of such other event, and (ii) if the Trust does not receive actual notice of a Transfer or other event pursuant to subparagraph (e) of Section 6.7, the date the Board of Trustees determines in good faith that such a Transfer or other event resulting in the issuance of Excess Shares has occurred. Upon the designation of a Beneficiary of an interest in the Trust, the corresponding Excess Shares in the Excess Shares Trust shall be automatically exchanged (i) for an equal number of Common Shares if such Excess Shares resulted from an exchange of Common Shares or (ii) for an equal number of Preferred Shares if such Excess Shares resulted from an exchange of Preferred Shares, and such Common Shares or Preferred Shares, as the case may be, shall be transferred of record to the Beneficiary of the interest in the Excess Shares Trust designated by the Trust as described above so long as such Common Shares or Preferred Shares, as the case may be, would not be Excess Shares in the hands of such Beneficiary.
          (f) Purchase Right in Excess Shares. Notwithstanding subparagraph (e)of Section 6.4, Excess Shares shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the Excess Share Limitation Price (determined by substituting “the date on which the Trust, or its designee, accepts the offer to sell” for “the date of the designation of the Beneficiary of the interest in the Excess Shares Trust” in clause (2) of the definition of Excess Share Limitation Price in subparagraph (e) of Section 6.4). The Trust shall have the right to accept such offer for a period of thirty days after the later of (i) the date of the Transfer or other event which resulted in the issuance of such Excess Shares and (ii) if the Trust does not receive actual notice of a Transfer or other event pursuant to subparagraph (e) of Section 6.7, the date the Board of Trustees determines in good faith that such a Transfer or other event resulting in the issuance of Excess Shares has occurred.
          SECTION 6.5 Dividends or Distributions. The Trustees may from time to time declare and pay to Shareholders such dividends or distributions in cash, property or other assets of the Trust or in Securities of the Trust or from any other source as the Trustees in their discretion shall determine. The Trustees shall endeavor to declare and pay such dividends and distributions as shall be necessary for the Trust to qualify as a real estate investment trust under the REIT Provisions of the Code; provided, however, Shareholders shall have no right to any dividend or distribution unless and until declared by the Trustees. The exercise of the powers and rights of the Trustees pursuant to this section shall be subject to the provisions of any class or series of Shares at the time outstanding. The receipt by any Person in whose name any Shares are registered on the records of the

Trust or by his duly authorized agent shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof.
          SECTION 6.6 General Nature of Shares. All Shares shall be personal property entitling the Shareholders only to those rights provided in this Declaration of Trust, the Act or in the resolution creating any class or series of Shares. The legal ownership of the Trust Property and the right to conduct the business of the Trust are vested exclusively in the Trustees; the Shareholders shall have no interest therein other than the beneficial interest in the Trust conferred by their Shares and shall have no right to compel any partition, division, dividend or distribution of the Trust or any of the Trust Property. The death of a Shareholder shall not terminate the Trust or give his legal representative any rights against other Shareholders, the Trustees or the Trust Property, except the right, exercised in accordance with applicable provisions of the Bylaws, to receive a new certificate for Shares in exchange for the certificate held by the deceased Shareholder. Holders of Shares shall not have any preemptive or other right to purchase or subscribe for any class of securities of the Trust which the Trust may at any time issue or sell.
          SECTION 6.7 Restrictions On Ownership and Transfer.
          (a) Certain Definitions. The following terms shall have the following meanings:
          (1) “Acquire” shall mean the acquisition of Beneficial or Constructive Ownership of Shares by any means including, without limitation, (i) the acquisition of direct ownership of shares by any Person, including through the exercise of Acquisition Rights or any other option, warrant, pledge, other security interest or similar right to acquire shares, and (ii) the acquisition of indirect ownership of shares (taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code) by a Person who is an individual within the meaning of Section 542(a)(2) of the Code, including, without limitation, through the acquisition by any Person of Acquisition Rights or any option, warrant, pledge, security interest, or similar right to acquire shares. The term “Acquisition” shall have the correlative meaning.
          (2) “Acquisition Rights” shall mean rights to Acquire Shares pursuant to: (i) exercise of any option to acquire Shares or (ii) any pledge of Shares.
          (3) “Aggregate Ownership Limit” shall mean 9.8% either in number of Shares or value (whichever is more restrictive) of the outstanding Shares of the Trust.
          (4) “Beneficial Ownership” shall mean, with respect to any Person, ownership of Shares by that Person equal to the sum of (i) the Shares directly owned by such Person and (ii) the Shares indirectly owned by such Person (if such Person is an “individual” as defined in Section 542(a)(2) of the Code) taking into account constructive ownership determined under Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code (except where expressly provided otherwise). The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

          (5) “Beneficiary” shall mean a beneficiary of the Excess Shares Trust as determined pursuant to subparagraph (e) of Section 6.4.
          (6) “Common Shares Ownership Limit” shall mean not more than 5.0% in value or in number (whichever is more restrictive) of the aggregate of the outstanding Common Shares of the Trust and the outstanding Excess Shares of the Trust.
          (7) “Constructive Ownership” shall mean ownership of Shares either directly by a Person or constructively by a Person through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns,” and “Constructively Owned” shall have the correlative meanings.
          (8) “Constructive Ownership Prohibitions” shall mean as follows: no Person (other than an Excluded Holder) shall be permitted to Acquire Shares (whether by reason of exercise of the Redemption Right or otherwise) if, after giving effect to and as a result of such acquisition, such Person would Constructively Own more than 9.8% of the outstanding Shares.
          (9) “Excess Share Limitation Price” shall have the meaning set forth in subparagraph (e) of Section 6.4.
          (10) “Excess Shares Trustee” shall mean the Trust, acting as trustee for any of the Excess Shares Trusts or any successor trustee appointed by the Trust.
          (11) “Excluded Holder” shall mean Catherine K. Lowder, Thomas H. Lowder, Robert E. Lowder, James K. Lowder, Colonial Properties, Inc., The Colonial Company, Equity Partners II Joint Venture, Colonial Commercial Investments, Inc., CBC Realty, Inc., and Colonial Properties Management Association (and any Person who is or would be a Beneficial Owner of Shares as a result of the Beneficial Ownership of Shares by any such Person) (collectively, the “Excluded Holders”).
          (12) “Excluded Holder Limit” shall mean as follows: (i) no Excluded Holder, nor any Person whose ownership of Shares would cause an Excluded Holder to be considered to Constructively Own such Shares, nor any Person who would be considered to Constructively Own Shares Constructively Owned by an Excluded Holder, shall be permitted to Acquire Shares (whether by reason of the exercise the Redemption Right or otherwise) if, after giving effect to such acquisition (A) The Colonial Company or any direct or indirect subsidiary of The Colonial Company would be regarded as a “related party tenant” of the Trust for purposes of Section 856(d)(2)(B) of the Code and (B) the total rental income considered derived by the Trust for the calendar year of such acquisition or any calendar year thereafter from all “related party tenants” could reasonably be expected to exceed one percent (1%) of the gross income of the Trust (as determined for purposes of Section 856(c)(2) of the Code) for such calendar year; and (ii) no Excluded Holder, nor any Person whose ownership of Shares would cause an Excluded Holder to be considered to Beneficially Own such Shares, nor any Person who would be considered to Beneficially Own Shares Beneficially Owned by an Excluded Holder shall be permitted to Acquire

Shares (whether by reason of the exercise the Redemption Right or otherwise) if, after giving effect to such acquisition (A) any single Person described in this clause (ii) who is considered an “individual” for purposes of Section 542(a)(2) of the Code would be considered to Beneficially Own more than twenty-nine percent (29%)of the outstanding Shares (as determined for purposes of Sections 542(a)(2) and 856(a)(6) of the Code), (B) any two Persons described in this clause (ii) who are considered “individuals” for purposes of Section 542(a)(2) of the Code would be considered to Beneficially Own more than 34 percent of the outstanding Shares (as determined for purposes of Sections 542(a)(2) and 856(a)(6) of the Code), (C) any three Persons described in this clause (ii) who are considered “individuals” for purposes of Section 542(a)(2) of the Code would be considered to Beneficially Own more than 39 percent of the outstanding Shares (as determined for purposes of Sections 542(a)(2) and 856(a)(6) of the Code), or (D) any four Persons described in this clause (ii) who are considered “individuals” for purposes of Section 542(a)(2)of the Code would be considered to Beneficially Own more than 44 percent of the outstanding Shares (as determined for purposes of Sections 542(a)(2) and 856(a)(6) of the Code).
          (13) “Market Price” on any date shall mean, with respect to any class or series of outstanding Shares, the average of the Closing Price for such Shares for the five consecutive Trading Days ending on such date. The “Closing Price” on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange (the “NYSE”) or, if such Shares are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation systems that may then be in use or, if such Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board of Trustees of the Trust. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the applicable Shares are listed or admitted to trading is open for the transaction of business, or, if such Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          (14) “Preferred Shares Ownership Limit” shall mean with respect to each series or class of Preferred Shares, not more than 9.8% in value or in number of Shares (whichever is more restrictive) of the aggregate of the outstanding Preferred Shares of the Trust of such class or series.
          (15) “Purported Beneficial Holder” shall mean, with respect to any event other than a purported Transfer which results in Excess Shares, the person for whom the applicable Purported Record Holder held the Shares that were, pursuant to subparagraph (d) of Section 6.7, automatically exchanged for Excess Shares upon the occurrence of such event. The Purported Beneficial Holder and the Purported Record Holder may be the same Person.
          (16) “Purported Beneficial Transferee” shall mean, with respect to any purported Transfer which results in Excess Shares, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Shares if such Transfer had not violated the provisions of subparagraph (b) of Section 6.7. The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.
          (17) “Purported Record Holder” shall mean, with respect to any event other than a purported Transfer which results in Excess Shares, the record holder of the Shares that were, pursuant to subparagraph (d) of Section 6.7, automatically exchanged for Excess Shares upon the occurrence of such event. The Purported Record Holder and the Purported Beneficial Holder may be the same Person.
          (18) “Purported Record Transferee” shall mean, with respect to any purported Transfer which results in Excess Shares, the Person who would have been the record holder of the Shares if such Transfer had not violated the provisions of subparagraph (b) of Section 6.7. The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.
          (19) “Redemption Right” shall mean the right set forth in Section 8.6 of the Second Amended and Restated Agreement of Limited Partnership of Colonial Realty Limited Partnership, as effective from time to time, including any modification of such right by contract or otherwise.
          (20) “Restriction Termination Date” shall mean the first day after the effective date hereof on which the Trust determines pursuant to subparagraph (u) of Section 3.2 hereof that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT.
          (21) “Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of Shares that results in a change in the record, Beneficial or Constructive Ownership of Shares or the right to vote or receive dividends on Shares (including without limitation (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Shares or the right to vote or receive dividends on Shares or (ii) the sale, transfer, assignment or other disposition or grant of any Acquisition

Rights or other securities or rights convertible into or exchangeable for Shares, or the right to vote or receive dividends on Shares), whether voluntary or involuntary, whether of record, Beneficially or Constructively and whether by operation of law or otherwise.
          (22) “Units” shall mean Partnership Units as that term is defined in the Second Amended and Restated Agreement of Limited Partnership of Colonial Realty Limited Partnership, a Delaware limited partnership, as effective on the effective date hereof.
          (b) Restrictions.
          (1) Except as provided in subparagraph (k) of Section 6.7 hereof, during the period prior to the Restriction Termination Date:
          (i) No Person (other than in the case of Common Shares, an Excluded Holder) shall Acquire or Beneficially Own any Shares if, as the result of such Acquisition or Beneficial Ownership, such Person would Beneficially Own Shares in excess of either the Common Shares Ownership Limit or the Aggregate Ownership Limit;
          (ii) No Person shall Acquire or Beneficially Own any series or class of Preferred Shares if, as the result of such Acquisition or Beneficial Ownership, such Person would Beneficially Own Shares of such series or class of Preferred Shares in excess of the Preferred Shares Ownership Limit;
          (iii) No Person (other than, in the case of Common Shares, an Excluded Holder) shall Acquire or Constructively Own any Shares if, as the result of such Acquisition or Constructive Ownership any Person would Constructively Own Shares in violation of the Constructive Ownership Prohibitions.
          (iv) No Person shall Acquire any Shares if, as a result of such Acquisition, the Shares would be Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution);
          (v) No Person shall Acquire or Beneficially Own any Shares if, as a result of such Acquisition or Beneficial Ownership, the Trust would be “closely held” within the meaning of Section 856(h) of the Code or otherwise fail to qualify as a REIT; and
          (vi) No Excluded Holder shall Acquire or Beneficially Own any Shares if, as the result of such Acquisition or Beneficial Ownership, such Excluded Holder would Beneficially Own Shares in excess of the Excluded Holder Limit.
          (2) Any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) that, if effective, would result in a violation of the restrictions in subparagraph (b) (1) of Section 6.7, shall be void ab initio as to the Transfer of such Shares that would cause the violation of the applicable restriction in subparagraph (b) (1) of Section 6.7, and the intended transferee shall acquire no rights in such Shares. (c) Remedies for Breach. If the Board of Trustees or a committee thereof shall at any time determine in good faith that a purported Transfer or other event has taken place in violation of subparagraph (b) (1) of Section 6.7 or that a Person intends to Acquire or has attempted to Acquire Beneficial Ownership or Constructive Ownership of any Shares of the Trust that will result in violation of subparagraph (b) (1) of Section 6.7 (whether or not such violation is intended), the Board of Trustees or a committee thereof shall take such action as it or they deem advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer; provided, however, that any Acquisition in violation of subparagraph (b) (l) of Section 6.7 shall automatically result in the exchange described in subparagraph (d) of Section 6.7, irrespective of any action (or non-action) by the Board of Trustees or a committee thereof.
          (d) Exchange for Excess Shares. If, at any time prior to the Restriction Termination Date, there is a purported Transfer whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) or other event such that one or more of the restrictions on Beneficial Ownership, Constructive Ownership and Transfer of the Shares described in subparagraph (b) of Section 6.7 would have been violated, then, except as otherwise provided in subparagraph (k) of Section 6.7, the Shares being Transferred (or, in the case of an event other than a Transfer, the Shares Beneficially Owned or Constructively Owned, which would cause one or more of such restrictions to be violated (rounded up to the nearest whole share)) shall be automatically converted into and exchanged for an equal number of Excess Shares. Such conversion and exchange shall be effective as of the close of business on the business day prior to the date of such purported Transfer or other event.
          (e) Notice of Restricted Transfer. Any Person who Acquires or attempts or intends to Acquire Shares in violation of subparagraph (b) of Section 6.7 or any Person who is a transferee in a Transfer or is otherwise affected by an event other than a Transfer that results in the issuance of Excess Shares pursuant to subparagraph (d) of Section 6.7, shall immediately give written notice to the Trust of such Transfer or other event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer or attempted, intended or purported Transfer or other event on the Trust’s status as a REIT.
          (f) Owners Required To Provide Information. Prior to the Restriction Termination Date:
          (1) every shareholder of record of more than 5% (or such lower percentage as required by the Code or regulations promulgated thereunder) of the number or value of the outstanding Shares of the Trust shall, within 30 days after December 31 of each year, give written notice to the Trust stating the name and address of such record shareholder, the number of Shares Beneficially Owned by it, and a description of how such Shares are held; provided that a shareholder of record who holds outstanding Shares of the Trust as nominee for another person, which other person is required to include in gross income, for U.S. federal income tax purposes, the dividends received on such Shares (an “Actual Owner”), shall give written notice to the Trust stating the name and address of such Actual

Owner and the number of shares of such Actual Owner with respect to which the shareholder of record is nominee.
          (2) every Actual Owner of more than 5% (or such lower percentage as required by the Code or regulations promulgated thereunder) of the number or value of the outstanding Shares of the Trust who is not a shareholder of record of the Trust, shall within 30 days after December 31 of each year give written notice to the Trust stating the name and address of such Actual Owner, the number of Shares Beneficially Owned, and a description of how such Shares are held.
          (3) each person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide to the Trust such information as the Trust may request, in good faith, in order to determine the Trust’s compliance with the REIT Provisions of the Code.
          (g) Remedies Not Limited. Subject to Section (m), nothing contained in this Section 6.7 shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders in preserving the Trust’s status as a REIT.
          (h) No Remedy Against Transferor. A purported transferee shall have no claim, cause of action, or any other recourse whatsoever against a transferor of Shares acquired by such purported transferee in violation of subparagraph (b) of Section 6.7. The purported transferee’s or holder’s sole right with respect to such shares shall be to receive, at the Trust’s sole and absolute discretion, either (i) consideration for such shares upon the resale of the shares as directed by the Trust pursuant to subparagraph (e) of Section 6.4 or (ii) the Excess Share Limitation Price pursuant to subparagraph (e) of Section 6.4. Notwithstanding the foregoing, no Trustee or officer of the Trust shall be liable to the Trust for any damages, costs or expenses arising from any dividend or other distribution paid by the Trust to such purported holder prior to the discovery by such director or officer that such purported holder was not entitled to receive such dividend or distribution by virtue of the provisions of subparagraph (b) of Section 6.4, and no corporate action authorized by the shareholders of the Trust prior to the discovery that a purported holder is not entitled to vote Shares shall be void or voidable as a result of the inclusion of the vote of such purported holder in approving a Trust action or on determining the presence of a quorum prior to the discovery that such purported holder was not entitled to vote by virtue of the provisions of subparagraph (d)of Section 6.4.
          (i) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 6.7, including any definition contained in subparagraph (a) of Section 6.7 (or Section 6.4, relating to Excess Shares), the Board of Trustees shall have the power to determine the application of the provisions of this Section 6.6 and Section 6.4 with respect to any situation based on the facts known to it.

          (j) Waiver. The Trust shall have authority at any time to waive the requirements that Excess Shares be issued or be deemed outstanding in accordance with the provisions of Section 6.7 if the Trust determines, based on an opinion of nationally recognized tax counsel, that the issuance of such Excess Shares or the fact that such Excess Shares are deemed to be outstanding would jeopardize the status of the Trust as a REIT for federal income tax purposes.
          (k) Exception. The Board of Trustees, in its sole and absolute discretion, may exempt a Person from the Aggregate Ownership Limit, the Common Shares Ownership Limit, the Preferred Shares Ownership Limit, the Constructive Ownership Prohibitions or the Excluded Holder Limits, as the case may be, with respect to Shares to be Acquired, Beneficially Owned, or Constructively Owned by such Person (A) if such Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board of Trustees obtains such representations and undertakings from such Person as it determines are reasonably necessary to ascertain that no individual’s Beneficial or Constructive Ownership of such Shares will violate the Aggregate Ownership Limit, the Common Shares Ownership Limit, the Preferred Shares Ownership Limit, the Constructive Ownership Prohibitions or the Excluded Holder Limits, as the case may be, or otherwise violate subparagraph (b) of Section 6.7, (B) if such Person does not own, actually or Constructively, an interest in a tenant of the Trust (or a tenant of an entity owned or controlled by the Trust) that would cause the Trust to own, actually or Constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Trustees obtains such representations and undertakings from such Person as it determines are reasonably necessary to ascertain this fact, and (C) if such Person agrees that any violation of such representations or undertaking (or other action which is contrary to the restrictions contained in this Section 6.7) or attempted violation will result in such Shares being exchanged for Excess Shares in accordance with subparagraph (d) of Section 6.7. Prior to granting any exception pursuant to this subparagraph (k) of Section 6.7, the Board of Trustees may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees in its sole and absolute discretion, as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.
          (l) Legend. Each certificate for Shares shall bear substantially the following legend:
          “The shares represented by this certificate are subject to restrictions on transfer and ownership for the purpose of assisting the Trust in maintaining its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Subject to certain further restrictions and except as expressly provided in the Trust’s Declaration of Trust, no Person may Beneficially Own Shares of the Trust in excess of 9.8 percent in number or value of the outstanding Shares of the Trust, no Person (other than an Excluded Holder) may own Common Shares in excess of 5.0 percent in number or value of the outstanding Common Shares of the Trust and no Person may Beneficially

Own Shares of any class or series of Preferred Shares of the Trust in excess of 9.8 percent of the aggregate of the outstanding Preferred Shares of such class or series. Separate restrictions set forth in Section 6.7 of the Declaration of Trust apply to restrict the permissible Constructive Ownership of Shares. Any Person who Beneficially Owns or attempts to Beneficially Own Shares in excess of the above limitations must immediately notify the Trust, any Shares so held may be subject to mandatory redemption or sale in certain events, certain purported acquisitions of Shares in excess of such limitations shall be void ab initio, and any Shares purported to be Acquired or Beneficially Owned in excess of such limitation will be automatically converted into and exchanged for shares of Excess Shares. Excess Shares have limited economic rights, no dividend rights and no voting rights. A Person who attempts to Beneficially Own Shares in violation of the ownership limitations set forth in subparagraph (b) of Section 6.7 of the Declaration of Trust of the Trust shall have no claim, cause of action, or any other recourse whatsoever against a transferor of such shares. All capitalized terms in this legend have the meanings defined in the Trust’s Declaration of Trust, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests.”
          (m) NYSE Settlement. Nothing in this Section 6.7 shall preclude the settlement of any transaction with respect to the Shares entered into through the facilities of the NYSE, provided that any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Section 6.7.
          SECTION 6.8 Severability. If any provision of this Article VI or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.
ARTICLE VII
SHAREHOLDERS
          SECTION 7.1 Meetings of Shareholders. There shall be an annual meeting of the Shareholders, to be held at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Trustees shall be elected and any other proper business may be conducted. Prior to or at such annual meetings, the Trust shall provide each Shareholder a copy of its most recent annual report of operations. Except as otherwise provided in this Declaration of Trust, special meetings of Shareholders may be called in the manner provided in the Bylaws. If there are no Trustees, the officers of the Trust shall promptly call a special meeting of the Shareholders entitled to vote for the election of successor Trustees. Any meeting may be adjourned and reconvened as the Trustees determine or as provided in the Bylaws.

          SECTION 7.2 Voting Rights of Shareholders. Subject to the provisions of any class or series of Shares then outstanding and the mandatory provisions of any applicable laws or regulations, the Shareholders shall be entitled to vote only on the following matters: (a) an increase or decrease in the number of Trustees as provided in Section 2.1 hereof; (b) election or removal of Trustees as provided in Sections 7.1 and 2.3 hereof; (c) amendment of this Declaration of Trust as provided in Section 9.1 hereof; (d) termination of the Trust as provided in Section 10.2 hereof; (e) reorganization of the Trust as provided in Section 9.2 hereof; (f) merger, consolidation or sale or other disposition of all or substantially all of the Trust Property, as provided in Section 9.3 hereof; and (g) termination of the Trust’s status as a real estate investment trust under the REIT Provisions of the Code, as provided in Section 3.2(u) hereof. Except with respect to the foregoing matters, no action taken by the Shareholders at any meeting shall in any way bind the Trustees.
          SECTION 7.3 Shareholder Action to be Taken by Meeting. Any action required or permitted to be taken by the Shareholders of the Trust must be effected at a duly called annual or special meeting of Shareholders of the Trust and may not be effected by any consent in writing of such Shareholders.
          SECTION 7.4 Right of Inspection. Each Shareholder shall have such rights to inspect the Trust’s accounts, books and records as are required in Article 16 of Chapter 2B of Title 10 of the Code of Alabama, 1975, which rights shall not be abolished or limited by the Trust’s By-laws or this Declaration.
ARTICLE VIII
LIABILITY OF SHAREHOLDERS, TRUSTEES, OFFICERS,
EMPLOYEES AND AGENTS;
TRANSACTIONS BETWEEN AFFILIATES AND THE TRUST
          SECTION 8.1 Limitation of Shareholder Liability. No Shareholder or beneficial owner of Shares shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a Shareholder or beneficial owner of Shares, nor shall any Shareholder or beneficial owner of Shares be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust Property or the affairs of the Trust by reason of his being a Shareholder or beneficial owner of Shares.
          SECTION 8.2 Limitation of Trustee and Officer Liability. To the maximum extent that Alabama law in effect from time to time permits limitation of the liability of trustees and officers of a real estate investment trust, no Trustee or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages. Neither the amendment nor repeal of this Section 8.2, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section 8.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Alabama statute limiting the liability of trustees and officers of an Alabama real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Shareholder, no Trustee or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages except to the extent that (i) the Trustee or officer actually received an improper benefit or profit in money, property, or services, for the amount of the benefit or profit in money, property, or services actually received, or (ii) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that the Trustee’s or officer’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.
          SECTION 8.3 Express Exculpatory Clauses in Instruments. Neither the Shareholders nor the Trustees, officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust by reason of their being Shareholders, Trustees, officers, employees or agents of the Trust, and all Persons shall look solely to the Trust Property for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Shareholder, Trustee, officer, employee or agent liable thereunder to any third party, nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone as a result of such omission.
          SECTION 8.4 Indemnification. The Trust shall indemnify (i) its Trustees and officers, whether serving the Trust or at its request any other entity, to the full extent required or permitted by the laws of the State of Alabama applicable to business corporations now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by such laws, and (ii) the Shareholders and other employees and agents of the Trust to such extent as shall be authorized by the Trustees or the Bylaws and as permitted by law. Nothing contained herein shall be construed to protect any Person against any liability to the extent such protection would violate Alabama statutory or decisional law applicable to real estate investment trusts organized under the Act or any successor provision. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Trustees may take such action as is necessary to carry out these indemnification provisions and are expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of this Declaration of Trust or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.
          SECTION 8.5. Transactions Between the Trust and its Trustees, Officers, Employees and Agents. Subject to any express restrictions in this Declaration of Trust or adopted by the Trustees in the Bylaws or by resolution, the Trust (which, for purposes of this Section 8.5, shall include the Trust and any of its subsidiaries) may enter into any contract or transaction of any kind (including without limitation for the purchase or sale of property or for any type of services, including those in connection with underwriting or the offer or sale of Securities of the Trust) with any Person, including any Trustee, officer, employee or agent of the Trust or any Person Affiliated with the Trust or a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.
ARTICLE IX
AMENDMENT; REORGANIZATION; MERGER, ETC.
          SECTION 9.1 Amendment.
               (a) Subject to Section 6.3 hereof, this Declaration of Trust may be amended by (i) the adoption of a proposed amendment by the Trustees and submission of such proposed amendment to the Shareholders for their consideration, and (ii) the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon, except that Sections 2.3 and 10.2 hereof and this Section 9.1 shall not be amended (or any other provision of this Declaration of Trust be amended or any provision of this Declaration of Trust be added that would have the effect of amending such sections) without the affirmative vote of the holders of two-thirds of the Shares then outstanding and entitled to vote thereon.
               (b) The Trustees, by a two-thirds vote, may amend provisions of this Declaration of Trust from time to time as necessary to enable the Trust to qualify as a real estate investment trust under the REIT Provisions of the Code or under the Act.
               (c) The Trustees, by a two-thirds vote, may amend this Declaration of Trust from time to time as necessary to increase or decrease the aggregate number of Shares or the number of Shares of any class that the Trust has authority to issue.
               (d) An amendment to this Declaration of Trust shall become effective as provided in Section 11.5.
               (e) This Declaration of Trust may not be amended except as provided in this Section 9.1.
          SECTION 9.2 Reorganization. Subject to the provisions of any class or series of Shares at the time outstanding, the Trustees shall have the power (i) to cause the organization of a corporation, association, trust or other organization to take over the Trust Property and carry on the affairs of the Trust, or (ii) merge the Trust into, or sell, convey and transfer the Trust Property to, any such corporation, association, trust or organization in exchange for Securities thereof or beneficial interests therein, and the assumption by the transferee of the liabilities of the Trust, and upon the occurrence of (i) or (ii) above terminate the Trust and deliver such Securities or beneficial interests ratably among the Shareholders according to the respective rights of the class or series of Shares held by them; provided, however, that any such action shall have been approved, at a meeting of the Shareholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon.

          SECTION 9.3 Merger, Consolidation or Sale of Trust Property. Subject to the provisions of any class or series of Shares at the time outstanding, the Trustees shall have the power to (i) merge the Trust into another entity, (ii) consolidate the Trust with one or more other entities into a new entity or (iii) sell or otherwise dispose of all or substantially all of the Trust Property; provided, however, that such action shall have been approved, at a meeting of the Shareholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon.
ARTICLE X
DURATION AND TERMINATION OF TRUST
          SECTION 10.1 Duration of Trust. The Trust shall continue perpetually unless terminated pursuant to Section 10.2 or pursuant to any applicable provision of the Act.
          SECTION 10.2 Termination of Trust.
               (a) Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may be terminated at any meeting of Shareholders called for that purpose, by the affirmative vote of the holders of not less than two-thirds of the Shares outstanding and entitled to vote thereon. Upon the termination of the Trust:
                    (i) The Trust shall carry on no business except for the purpose of winding up its affairs;
                    (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration of Trust shall continue, including the powers to fulfill or discharge the Trust’s contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, Securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business; and
                    (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights, so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares (other than Common Shares) at the time outstanding shall be entitled, the remaining Trust Property available for payment and distribution to Shareholders shall, subject to any participating or similar rights of Shares (other than Common Shares) at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding.

               (b) After termination of the Trust, the liquidation of its business, and the distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and file with the Trust’s records a document certifying that the Trust has been duly terminated, and the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all Shareholders shall cease.
ARTICLE XI
MISCELLANEOUS
          SECTION 11.1 Governing Law. This Declaration of Trust is executed by the undersigned Trustees and delivered in the State of Alabama with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Alabama without regard to conflicts of laws provisions thereof.
          SECTION 11.2 Reliance by Third Parties. Any certificate shall be final and conclusive as to any persons dealing with the Trust if executed by an individual who, according to the records of the Trust or of any recording office in which this Declaration of Trust may be recorded, appears to be the Secretary or an Assistant Secretary of the Trust or a Trustee, and if certifying to: (i)the number or identity of Trustees, officers of the Trust or shareholders; (ii)the due authorization of the execution of any document; (iii) the action or vote taken, and the existence of a quorum, at a meeting of Trustees or Shareholders; (iv) a copy of this Declaration or of the Bylaws as a true and complete copy as then in force; (v) an amendment to this Declaration of Trust; (vi) the termination of the Trust; or (vii) the existence of any fact or facts which relate to the affairs of the Trust. No purchaser. lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Trust by the Trustees or by any duly authorized officer, employee or agent of the Trust.
          SECTION 11.3 Provisions in Conflict with Law or Regulations.
               (a) The provisions of this Declaration of Trust are severable, and if the Trustees shall determine that any one or more of such provisions are in conflict with the REIT Provisions of the Code, the Act or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of this Declaration of Trust, even without any amendment of this Declaration pursuant to Section 9.1 hereof; provided, however, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination. No Trustee shall be liable for making or failing to make such a determination.
               (b) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.
          SECTION 11.4 Construction. In this Declaration of Trust, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Declaration. In defining or interpreting the powers and duties of the Trust and its Trustees and officers, reference may be made, to the extent appropriate and not inconsistent with the Code or the Act, to Chapter 2B, Title 10, of the Code of Alabama, 1975, as amended.
          SECTION 11.5 Recordation. This Declaration of Trust and any amendment hereto shall be filed for record with the judge of probate in the county in which the Trust’s place of business is located in accordance with the requirements of the Act and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record this Declaration or Trust or any amendment hereto in any office other than the judge of probate in the county in which the Trust’s place of business is located shall not affect or impair the validity or effectiveness of this Declaration of Trust or any amendment hereto. A restated Declaration of Trust shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various amendments thereto.
          IN WITNESS WHEREOF, this Declaration of Trust has been signed on this 21st day of August, 1995 by the undersigned Trustee, who acknowledges, under penalty of perjury, that this document is his free act and deed, and that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

/s/ Thomas H. Lowder
Thomas H. Lowder

STATE OF ALABAMA	)
ss: COUNTY OF	)
          On the 21st day of August, 1995, before me personally came Thomas H. Lowder, to me known, who, being by me duly sworn, did depose and say that he is Chairman of the Board of Trustees, President and Chief Executive Officer of Colonial Properties Trust, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained.
          IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

(Notarial Seal)	/s/ Notary Public
Notary Public

STATE OF ALABAMA	)

JEFFERSON COUNTY	)
ARTICLES OF AMENDMENT
TO
DECLARATION OF TRUST
OF
COLONIAL PROPERTIES TRUST
     Pursuant to Section 10-13-14 of the Code of Alabama 1975, Colonial Properties Trust, a real estate investment trust organized and existing under the laws of Alabama (the “Company”), hereby submits the following:
     1. The name of the real estate investment trust is Colonial Properties Trust.
     2. The Declaration of Trust shall be amended as follows:
          The Declaration of Trust is hereby amended by deleting Sections 6.1 and 6.3 of Article VI thereof in their entirety and inserting in lieu thereof the following new Sections 6.1 and 6.3:
          SECTION 6.1 Authorized Shares. The beneficial interest in the Trust shall be divided into Shares. The total number of Shares which the Trust is authorized to issue is seventy-five million (75,000,000), consisting of sixty-five million (65,000,000) common Shares and ten million (10,000,000) preferred Shares. The Trust also is authorized to issue Excess Shares, which shall constitute a separate class of shares of the Trust, in such number as is necessary to permit the conversion of outstanding Shares into Excess Shares in accordance with Section 6.7(d) hereof. Any Excess Shares issued with respect to an outstanding class or series of common Shares or preferred Shares shall constitute a separate series of Excess Shares, with the number of permitted series of Excess Shares equaling the aggregate number of classes and series of common Shares and preferred Shares of the Trust at any time outstanding. Any issuance of Excess Shares shall, for so long as such Excess Shares are outstanding, reduce the number of authorized Shares of the class or series so converted into Excess Shares by the number of Excess Shares so issued. Shares may be issued for such consideration as the Trustees determine or, if issued as a result of a Share dividend or Share split, without any consideration, in which case all Shares so issued shall be fully paid and nonassessable.
          SECTION 6.3. Preferred Shares. Subject to any shareholder approval required by the Constitution of the State of Alabama, the Trustees are hereby expressly granted the authority to authorize from time to time the issuance of one or more series of preferred Shares (“Preferred Shares”) and with respect to any such series to fix the numbers, designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of such series. Subject to any shareholder approval required by the Constitution of the State of

Alabama, the Trustees may classify or reclassify any unissued Preferred Shares by setting or changing the number, designation, preferences, conversion or other rights, voting powers, restrictions, limitation as to dividends, qualification or terms or conditions of redemption of any such Preferred Shares and in such event, the Trust shall file for record with the judge of probate in the county in which its principal place of business is located articles supplementary in substance and form as prescribed by the Act, including Section 7(b) thereof.
     The Declaration of Trust is hereby further amended by deleting Section 3.2(e) of Article III thereof in its entirety and inserting in lieu thereof the following new Section 3.2(e) (language added is underlined): (e) Issuance of Securities. Subject to the provisions f Article VI hereof, to create and authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Trust, in shares, units or amounts of one or more types, series or classes, of Securities of the Trust, which may have such voting rights, dividend or interest rates, preferences, subordinations, conversion or redemption prices or rights, maturity dates, distribution, exchange, or liquidation rights or other rights as the Trustees may determine, without vote of or other action by the Shareholders except as may be required by the Constitution of the State of Alabama, to such Persons for such consideration, at such time or times and in such manner and on such terms as the Trustees determine; to list any of the Securities of the Trust on any securities exchange; and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any Securities of the Trust.
     3. The Board of Trustees of the Company adopted a resolution setting forth the foregoing amendment and declared it advisable in a Unanimous Written Consent of Trustees dated as of August 29, 1997.
     4. There were 20,934,055 of the Company’s common shares of beneficial interest, par value $.01 per share (“Common Shares”), outstanding as of September 22, 1997, the record date for the special meeting held on October 23, 1997, to consider the foregoing amendment (the “Special Meeting”). Common Shares represented the only class of securities entitled to vote at the Special Meeting, and each share thereof entitled its holder to one vote. Of the 20,934,055 votes entitled to be cast on the foregoing amendment, 15,124,025 were indisputably represented at the Special Meeting. The total number of undisputed votes cast FOR the foregoing amendment at the Special Meeting was 11,953,101, which number was sufficient for approval of the foregoing amendment by the holders of Common Shares.
     5. The foregoing amendment was duly adopted in accordance with the applicable provisions of Section 10-13-14 of the Code of Alabama, 1975 and of Sections 234 and 237 of the Constitution of the State of Alabama.
     These Articles of Amendment are being filed in the Office of the Judge of Probate of Jefferson County, Alabama, for the purpose of effecting the foregoing amendment in accordance with the Code of Alabama 1975, Sections 10-2B-1.25 and 10-13-14(f).

     IN WITNESS WHEREOF, the Company, by its duly authorized officer and with full authority, has executed these Articles of Amendment as of this 23rd day of October, 1997.

COLONIAL PROPERTIES TRUST
By:	/s/ Thomas H. Lowder
Thomas H. Lowder
President and Chief Executive Officer

ARTICLES SUPPLEMENTARY OF
8 3/4% SERIES A CUMULATIVE REDEEMABLE PREFERRED SHARES
OF BENEFICIAL INTEREST OF
COLONIAL PROPERTIES TRUST
Pursuant to Sections 10-13-7 and 13-7B of the
Code of Alabama 1975
     Colonial Properties Trust, an Alabama real estate investment trust (the “Company”), hereby certifies that on November 3, 1997, pursuant to authority conferred by Sections 3.2(e) and 6.3 of the Charter (as defined below) and in accordance with Section 10-13-17 of the Code of Alabama 1975, a committee of the Board of Trustees, pursuant to authority expressly delegated by the Board of Trustees on October 23, 1997, duly classified unissued Preferred Shares of the Company, and the description of such Preferred Shares, including the number, designation, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof, as set by the committee of the Board of Trustees, are as follows:
     Section 1. Number of Shares and Designation.
This series of Preferred Shares shall be designated as 8 3/4% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share (the “Series A Preferred Shares”). The number of Preferred Shares constituting the Series A Preferred Shares is 5,000,000.
     Section 2. Definitions.
The following terms shall have the following meanings herein:
     (a) “Board of Trustees” shall mean the Board of Trustees of the Company or any committee authorized by the Board of Trustees to perform any of its responsibilities with respect to the Series A Preferred Shares.
     (b) “Business Day” shall mean any day other than a Saturday, Sunday or day on which state or federally chartered banking institutions in New York City, New York are not required to be open.
     (c) “Call Date” shall have the meaning set forth in Section 6(b).
     (d) “Capital Gains Amount” shall have the meaning set forth in Section 3(d).
     (e) “Charter” means the Declaration of Trust of the Company, as amended to the date hereof and as the same may be amended hereafter from time to time.
     (f) “Code” shall have the meaning set forth in Section 12.
     (g) “Common Shares” shall mean the Company’s common shares of beneficial interest, par value $.01 per share.
     (h) “Dividend Payment Date” shall mean the last day (or, if such day is not a Business Day, the next Business Day thereafter) of each March, June, September and December, commencing on December 31, 1997.
     (i) “Dividend Periods” shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the next succeeding Dividend Payment Date (other than the initial Dividend Period, which shall commence on the Issue Date, and other than the Dividend Period during which any Series A Preferred Shares shall be redeemed pursuant to Section 6, which shall end on and include the Call Date with respect to the Series A Preferred Shares being redeemed).
     (j) “Fully Junior Shares” shall mean the Common Shares and any other class or series of shares of beneficial interest of the Company now or hereafter issued and outstanding over which the Series A Preferred Shares has preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Company.
     (k) “Issue Date” shall mean the first date on which the pertinent Series A Preferred Shares are issued and sold.
     (l) “Junior Shares” shall mean the Common Shares and any other class or series of shares of beneficial interest of the Company now or hereafter issued and outstanding over which the Series A Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company.
     (m) “Parity Shares” shall have the meaning set forth in Section 8(b).
     (n) “Preferred Shares” shall mean the Company’s preferred shares of beneficial interest, par value $.01 per share.
     (o) “Series A Preferred Shares” shall have the meaning set forth in Section 1.
     (p) “set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Company in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Company; provided, however, that if any funds for any class or series of Junior Shares or Fully Junior Shares or any class or series of shares of beneficial interest ranking on a parity with the Series A Preferred Shares as to the payment of dividends are placed in a separate account of the Company or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series A Preferred Shares shall mean placing such funds in such separate account or delivering such funds to a disbursing, payingor other similar agent.
     (q) “Total Dividends” shall have the meaning set forth in Section 3(d).
     (r) “Transfer Agent” means BankBoston, N.A., Boston, Massachusetts, or such other agent or agents of the Company as may be designated by the Board of Trustees or their designee as the transfer agent, registrar and dividend disbursing agent for the Series A Preferred Shares.

     Section 3. Dividends.
     (a) The holders of Series A Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees out of funds legally available for that purpose, cumulative, preferential dividends payable in cash at the rate of $2.1875 per annum per share. Such dividends shall begin to accrue and shall be fully cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Trustees, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Such dividends shall be payable in arrears to the holders of record of Series A Preferred Shares, as they appear on the share records of the Company at the close of business on the record date, not more than 30 nor less than 10 days preceding the relevant Dividend Payment Date, as shall be fixed by the Board of Trustees. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid on any date and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than 30 nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Trustees. Any dividend payment made on the Series A Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to the Series A Preferred Shares which remains payable.
     (b) The amount of dividends referred to in Section 3(a) payable for each full Dividend Period for the Series A Preferred Shares shall be computed by dividing the annual dividend rate by four, except that the amount of dividends payable for the initial Dividend Period, and for any Dividend Period shorter than a full Dividend Period, for the Series A Preferred Shares shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of Series A Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares of stock, in excess of cumulative dividends, as herein provided, on the Series A Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Shares that may be in arrears.
     (c) Dividends on Series A Preferred Shares will accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.
     (d) If, for any taxable year, the Company elects to designate as “capital gain dividends” (as defined in Section 857 of the Code), any portion (the “Capital Gains Amount”) of the total dividends (within the meaning of the Code) paid or made available for the year to holders of all classes of capital stock (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to holders of Series A Preferred Shares shall be in the same portion that the Total Dividends paid or made available to the holders of Series A Preferred Shares for the year bears to the Total Dividends.
     (e) So long as any Series A Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date for such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series A Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Preferred Shares and accumulated and unpaid on such Parity Shares.
     (f) So long as any Series A Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in, or options, warrants or rights to subscribe for or purchase, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Shares or Fully Junior Shares, nor shall any Junior Shares or Fully Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of any employee incentive or benefit plan of the Company or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series A Preferred Shares and any Parity Shares shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Series A Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Shares and the current dividend period with respect to such Parity Shares.
     (g) No dividends on Series A Preferred Shares shall be declared by the Board of Trustees or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.
     Section 4. Liquidation Rights.
     (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series A Preferred Shares shall be entitled to receive Twenty Five Dollars ($25.00) per Series A Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the Series A Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series A Preferred Shares and any such Parity Shares ratably in accordance with the respective amounts that would be payable on such Series A Preferred Shares and any such Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Company with one or more corporations, real estate investment trusts, or other entities and (ii) a sale, lease or transfer of all or substantially all of the Company’s assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.
     (b) Subject to the rights of the holders of any series or class or classes of shares of beneficial interest ranking on a parity with or prior to the Series A Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Company, after payment shall have been made in full to the holders of the Series A Preferred Shares, as provided in this Section 4, any other series or class or classes of Junior Shares or Fully Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Shares shall not be entitled to share therein.
     Section 5. Conversion.
The Series A Preferred Shares are not convertible into or exchangeable for any other property or securities of the Company.
     Section 6. Redemption at the Option of the Company.
     (a) The Series A Preferred Shares shall not be redeemable by the Company prior to November 6, 2002. On and after November 6, 2002, the Company, at its option, may redeem the Series A Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of Twenty Five Dollars ($25.00) per Series A Preferred Share, plus the amounts indicated in Section 6(b).
     (b) Upon any redemption of the Series A Preferred Shares pursuant to this Section 6, the Company shall pay all accrued and unpaid dividends, if any, thereon ending on or prior to the date of such redemption (the “Call Date”), without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series A Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Shares called for redemption.
     (c) If full cumulative dividends on the Series A Preferred Shares and any class or series of Parity Shares of the Company have not been declared and paid or declared and set apart for payment, the Series A Preferred Shares or Parity Shares may not be redeemed under this Section 6 in part and the Company may not purchase or otherwise acquire any Series A Preferred Shares or any Parity Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Shares or Parity Shares, as the case may be.
     (d) The redemption price of any Series A Preferred Shares called for redemption pursuant to this Section 6 (other than any portion thereof consisting of accrued dividends) shall be paid solely from the sale proceeds of other capital stock of the Company and not from any other source. For purposes of the preceding sentence, “capital stock” means any Common Shares, Preferred Shares, depositary shares, interests, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.
     (e) Notice of the redemption of any Series A Preferred Shares under this Section 6 shall be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Call Date. A similar notice furnished by the Company will be mailed by first-class mail, postage prepaid, by the registrar to each holder of record of Series A Preferred Shares to be redeemed at the address of each such holder as shown on the share transfer books of the Company, not less than 30 nor more than 60 days prior to the Call Date. No failure to give any notice required by this Section 6(d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each notice shall state: (i) the Call Date, (ii) the number of Series A Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price per share, (iv) the place or places at which certificates for such shares are to be surrendered for payment of the redemption price, and (v) that dividends on the shares to be redeemed shall cease to accrue on such Call Date. Notice having been given as aforesaid, from and after the Call Date, (1) dividends on the Series A Preferred Shares so called for redemption shall cease to accrue, (2) such Series A Preferred Shares shall no longer be deemed to be outstanding, and (3) all rights of the holders thereof as holders of Series A Preferred Shares of the Company (except the right to receive the cash redemption price payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon) shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Company) on the Company’s books. The Company’s obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Company shall deposit with a bank or trust company (which may be an affiliate of the Company) that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, the amount of cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series A Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series A Preferred Shares to be redeemed on any cash so set aside by the Company. If the Company elects to so deposit the cash necessary for the redemption of the called Series A Preferred Shares, any notice to the holders of Series A Preferred Shares called for redemption required by this Section 6(d) shall (x) state the date of such deposit, (y) specify the office of such bank or trust company as the place of payment of the redemption price and (z) call upon such holders to surrender the share certificates representing such shares at such place on or about the date fixed in such notice (which shall not be later than the Call Date) against payment of the redemption price (including all accrued and unpaid dividends up to the Call Date). Subject to applicable escheat laws, any cash so deposited which remains unclaimed at the end of two years from the Call Date shall revert to the general funds of the Company, after which reversion, again subject to applicable escheat laws, the holders of such shares so called for redemption shall look only to the general funds of the Company for the payment of such cash.
     As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series A Preferred Shares are to redeemed, the shares to be redeemed shall be determined pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable manner as prescribed by the Company’s Board of Trustees in its sole discretion to be equitable. If fewer than all the Series A Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.
     Section 7. Shares to be Retired.
All Series A Preferred Shares which shall have been issued and reacquired in any manner by the Company shall be restored to the status of authorized but unissued Preferred Shares of the Company, without designation as to class or series.
     Section 8. Ranking.
Any class or series of shares of beneficial interest of the Company shall be deemed to rank:
     (a) prior to the Series A Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series of shares of beneficial interest shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Shares;
     (b) on a parity with the Series A Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Shares, if the holders of such class or series of shares of beneficial interest and the Series A Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”);
     (c) junior to the Series A Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such shares of beneficial of interest shall be Junior Shares; and

     (d) junior to the Series A Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation dissolution or winding up, if such shares of stock shall be Fully Junior Shares.
     Section 9. Voting.
     (a) If and whenever dividends on the Series A Preferred Shares are in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full) for six or more quarterly periods, whether or not such quarterly periods are consecutive, the number of Trustees then constituting the Board of Trustees shall be increased by two, and the holders of Series A Preferred Shares, together with the holders of shares of every series of Parity Shares upon which like voting rights have been conferred and are exercisable, voting as a single class regardless of series, shall be entitled to elect the two additional Trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series A Preferred Shares and such Parity Shares called as hereinafter provided. Whenever all arrears in dividends on the Series A Preferred Shares and such Parity Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series A Preferred Shares and such Parity Shares to elect such additional two Trustees shall immediately cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages), and the terms of office of all persons elected as Trustees by the holders of the Series A Preferred Shares and such Parity Shares shall immediately terminate and the number of the Board of Trustees shall be reduced accordingly. At any time after such voting rights shall have been so vested in the holders of Series A Preferred Shares and such Parity Shares, the secretary of the Company may, and upon the written request of any holder of Series A Preferred Shares (addressed to the secretary at the principal office of the Company) shall, call a special meeting of the holders of the Series A Preferred Shares and of such Parity Shares for the election of the two Trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Company for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of Series A Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the share records of the Company. The Trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the Trustees elected by the holders of the Series A Preferred Shares and such Parity Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining director elected by the holders of the Series A Preferred Shares and such Parity Shares or the successor of such remaining Trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.
     (b) So long as any Series A Preferred Shares remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series A Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital shares ranking prior to the Series A Preferred Shares with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Charter, including these Articles Supplementary, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, that so long as the Series A Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series A Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creating or issuance of any other series of Preferred Shares, or (y) any increase in the amount of authorized Series A Preferred Shares or any other series of Preferred Shares, in each case ranking on a parity with or junior to the Series A Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. The voting provisions set forth in this paragraph (b) will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.
     (c) For purposes of the foregoing provisions of this Section 9, each Series A Preferred Share shall have one (1) vote per share, except that when any other series of Preferred Shares shall have the right to vote with the Series A Preferred Shares as a single class on any matter, then the Series A Preferred Shares and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series A Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.
     Section 10. Record Holders.
The Company and the Transfer Agent may deem and treat the record holder of any Series A Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.
     Section 11. Sinking Fund.
The Series A Preferred Shares shall not be entitled to the benefits of any retirement or sinking fund.

     Section 12. Restrictions on Ownership and Transfer.
The beneficial ownership and transfer of the Series A Preferred Shares shall in all respects be subject to the applicable provisions of Section 6.7 of the Charter.
     IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by its Chief Financial Officer as of November 3, 1997.

COLONIAL PROPERTIES TRUST
By:	/s/ Howard B. Nelson, Jr.
Howard B. Nelson, Jr.
Chief Financial Officer

ARTICLES SUPPLEMENTARY OF
SERIES 1998 JUNIOR PARTICIPATING PREFERRED SHARES
OF BENEFICIAL INTEREST OF
COLONIAL PROPERTIES TRUST
Pursuant to Sections 10-13-7 of the
Code of Alabama 1975
     Colonial Properties Trust, an Alabama real estate investment trust(the “Company”), hereby certifies that on October 22, 1998, pursuant to authority conferred by Sections 3.2(e) and 6.3 of the Declaration of Trust of the Company, as amended to the date hereof and as the same may be amended hereafter from time to time (the “Declaration of Trust”), and in accordance with Section 10-13-7 of the Code of Alabama 1975, the Board of Trustees duly classified unissued preferred shares of beneficial interest (“Preferred Shares”)of the Company, and the description of such Preferred Shares, including the designation and amount thereof and the voting rights or powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, as set by the Board of Trustees, are as follows:
     Section 1. Designation and Amount. The shares of such series of Preferred Shares, par value $.01 per share, shall be designated as “Series 1998 Junior Participating Preferred Shares of Beneficial Interest” (the “Series 1998 Junior Participating Preferred Shares”), and the number of shares constituting such series shall be 6,500. Such number of shares may be increased or decreased by resolution of the Board of Trustees; provided, that no decrease shall reduce the number of Series 1998 Junior Participating Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series 1998 Junior Participating Preferred Shares.
     Section 2. Distributions.
     (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Shares ranking prior and superior to the Series 1998 Junior Participating Preferred Shares with respect to distributions, the holders of Series 1998 Junior Participating Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees out of funds legally available for the purpose, quarterly distributions payable in cash on the 15th day of November, February, May and August in each year (each such date being referred to herein as a “Quarterly distribution Payment Date”), commencing on the first Quarterly Distribution Payment Date after first issuance of a share or fraction of a share of Series 1998 Junior Participating Preferred Shares, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $100.00 or (b) subject to the provision for adjustment hereinafter set forth, 10,000 times the aggregate per share amount of all cash distributions, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash distributions or other distributions, other than a distribution payable in common shares of beneficial interest, par value $.01 per share, of the Company (the “Common Shares”), or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares, since the immediately preceding Quarterly Distribution Payment Date, or, with respect to the first Quarterly Distribution Payment Date, since the first issuance of any share or fraction of a share of Series 1998 Junior Participating Preferred Shares. In the event the Company shall at any time after October 22, 1998 (the “Rights Dividend Declaration Date”) (i) declare or pay any distribution on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the amount to which holders of Series 1998 Junior Participating Preferred Shares were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.
     (B) The Company shall declare a distribution on the Series 1998 Junior Participating Preferred Shares as provided in paragraph (A) above immediately after it declares a distribution on the Common Shares (other than a distribution payable in Common Shares); provided that, in the event no distribution shall have been declared on the Common Shares during the period between any Quarterly Distribution Payment Date and the next subsequent Quarterly Distribution Payment Date, a distribution of $100.00 per share on the Series 1998 Junior Participating Preferred Shares shall nevertheless be payable on such subsequent Quarterly Distribution Payment Date.
     (C) Distributions shall begin to accrue and be cumulative on outstanding Series 1998 Junior Participating Preferred Shares from the Quarterly Distribution Payment Date next preceding the date of issue of such Series 1998 Junior Participating Preferred Shares, unless the date of issue of such shares is prior to the record date set for the first Quarterly Distribution Payment Date, in which case distributions on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Distribution Payment Date or is a date after the record date for the determination of holders of Series 1998 Junior Participating Preferred Shares entitled to receive a quarterly distribution and before such Quarterly Distribution Payment Date, in either of which events such distributions shall begin to accrue and be cumulative from such Quarterly Distribution Payment Date. Accrued but unpaid distributions shall not bear interest. Distributions paid on the Series 1998 Junior Participating Preferred Shares in an amount less than the total amount of such distributions at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Trustees may fix a record date for the determination of holders of Series 1998 Junior Participating Preferred Shares entitled to receive payment of a distribution declared thereon, which record date shall be no more than 50 days prior to the date fixed for the payment thereof.
     Section 3. Voting Rights. The holders of Series 1998 Junior Participating Preferred Shares shall have the following voting rights:
     (A) Subject to the provision for adjustment hereinafter set forth, each Series 1998 Junior Participating Preferred Share shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Company. In the event the Company shall at any time after the Rights Dividend Declaration Date (i) declare any distribution on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the number of votes per share to which holders of Series 1998 Junior Participating Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.
     (B) Except as otherwise provided by law or in any other Articles Supplementary of the Company creating a series of Preferred Shares, whether now existing or hereafter created, the holders of Series 1998 Junior Participating Preferred Shares and the holders of Common Shares shall vote together as one class on all matters submitted to a vote of shareholders of the Company.
     (C) Except as set forth herein, holders of Series 1998 Junior Participating Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any trust action.
     Section 4. Certain Restrictions.
     (A) Whenever distributions payable on the Series 1998 Junior Participating Preferred Shares as provided in Section 2 are not paid, thereafter and until such distributions, whether or not declared, on Series 1998 Junior Participating Preferred Shares outstanding shall have been paid in full, the Company shall not:
          (i) declare or pay distributions on, or make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of beneficial interest ranking junior (either as to distributions or upon liquidation, dissolution or winding up) to the Series 1998 Junior Participating Preferred Shares; or
          (ii) declare or pay distributions on, or make any other distributions on, any shares of beneficial interest ranking on a parity (either as to distributions or upon liquidation, dissolution or winding up) with the Series 1998 Junior Participating Preferred Shares, except distributions paid ratably on the Series 1998 Junior Participating Preferred Shares and all such parity shares of beneficial interest on which distributions are payable in proportion to the total amounts to which the holders of all such shares are then entitled; or
          (iii) redeem or purchase or otherwise acquire for consideration shares of beneficial interest ranking on a parity (either as to distributions or upon liquidation, dissolution or winding up) with the Series 1998 Junior Participating Preferred Shares, provided that the Company may at any time redeem, purchase or otherwise acquire any such parity shares of beneficial interest in exchange for any shares of beneficial interest of the Company ranking junior (either as to distributions or upon dissolution, liquidation or winding up) to the Series 1998 Junior Participating Preferred Shares; or
          (iv) redeem or purchase or otherwise acquire for consideration any Series 1998 Junior Participating Preferred Shares, or any shares of beneficial interest ranking on a parity with the Series 1998 Junior Participating Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Trustees) to all holders of such shares upon such terms as the Board of Trustees, after consideration of the respective annual distribution rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
     (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of beneficial interest of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
     Section 5. Reacquired Shares. Any Series 1998 Junior Participating Preferred Shares purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Shares and may be reissued as part of a new series of Preferred Shares to be created by resolution or resolutions of the Board of Trustees, subject to the conditions and restrictions on issuance set forth herein.
     Section 6. Liquidation, Dissolution or Winding Up.
     (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of beneficial interest ranking junior (either as to distributions or upon liquidation, dissolution or winding up) to the Series 1998 Junior Participating Preferred Shares unless, prior thereto, the holders of Series 1998 Junior Participating Preferred Shares shall have received $920,000 per share, plus any unpaid distributions payable thereon, whether or not declared, to the date of such payment (the “Series 1998 Liquidation Preference”). Following the payment of the full amount of the Series 1998 Liquidation Preference, no additional distributions shall be made to the holders of Series 1998 Junior Participating Preferred Shares unless, prior thereto, the holders of Common Shares shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the

Series 1998 Liquidation Preference by (ii) 10,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as share splits, share distributions and recapitalizations with respect to the Common Shares) (such number in clause (ii) immediately above being referred to as the “Adjustment Number”). Following the payment of the full amount of the Series 1998 Liquidation Preference and the Common Adjustment in respect of all outstanding Series 1998 Junior Participating Preferred Shares and Common Shares, respectively, holders of Series 1998 Junior Participating Preferred Shares and holders of Common Shares shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Preferred Shares and Common Shares, on a per share basis, respectively.
     (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series 1998 Liquidation Preference and the liquidation preferences of all other series of Preferred Shares, if any, which rank on a parity with the Series 1998 Junior Participating Preferred Shares, then such remaining assets shall be distributed ratably to the holders of such parity shares of beneficial interest in proportion to their respective liquidation preferences. In the event, however, that there are sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Shares.
     (C) In the event the Company shall at any time after the Rights Dividend Declaration Date (i) declare any distribution on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.
     Section 7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Series 1998 Junior Participating Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the Company shall at any time after the Rights Dividend Declaration Date (i) declare any distribution on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series 1998 Junior Participating Preferred Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.
     Section 8. Redemption. The outstanding Series 1998 Junior Participating Preferred Shares may be redeemed as a whole, but not in part, at any time, or from time to time, at the option of the Board of Trustees, at a cash price per share equal to 105 percent of (i) the product of the Adjustment Number times the Average Market Value (as such term is hereinafter defined) of the Common Shares, plus (ii) all distributions which on the redemption date are payable on the shares to be redeemed and have not been paid or declared, and a sum sufficient for the payment thereof set apart, without interest. The “Average Market Value” is the average of the closing sale prices of the Common Shares during the 30 day period immediately preceding the date before the redemption date on the New York Stock Exchange, or if the Common Shares are not listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the Common Shares are listed, or, if the Common Shares are not listed on any such exchange, or if no such quotations are available, the fair market value of the Common Shares as determined by the Board of Trustees in good faith.
     Section 9. Ranking. Notwithstanding anything contained herein to the contrary, the Series 1998 Junior Participating Preferred Shares shall rank junior to all other series of the Company’s Preferred Shares as to the payment of distributions and the distribution of assets in liquidation, unless the terms of any such series shall provide otherwise.
     Section 10. Amendment. The Declaration of Trust shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series 1998 Junior Participating Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding Series 1998 Junior Participating Preferred Shares, voting separately as a class.
     Section 11. Fractional Shares. Series 1998 Junior Participating Preferred Shares may be issued in fractions of a share which shall entitle the holders, in proportion to such holders fractional shares, to exercise voting rights, receive distributions, participate in distributions and to have the benefit of all other rights of holders of Series 1998 Junior Participating Preferred Shares.
     Section 12. Restrictions on Ownership and Transfer. The beneficial ownership and transfer of the Series 1998 Junior Participating Preferred Shares shall in all respects be subject to the applicable provisions of Section 6.7 of the Declaration of Trust.

     IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by its Chief Financial Officer as of October 26, 1998.

COLONIAL PROPERTIES TRUST
By:	/s/ Howard B. Nelson, Jr.
Howard B. Nelson, Jr.
Chief Financial Officer

COLONIAL PROPERTIES TRUST
ARTICLES SUPPLEMENTARY
2,000,000 SHARES
8.875% SERIES B CUMULATIVE REDEEMABLE PERPETUAL
PREFERRED SHARES
     Colonial Properties Trust, an Alabama real estate investment trust (the “Company”), hereby certifies that on February 23, 1999, pursuant to authority conferred by Sections 3.2(e) and 6.3 of the Declaration of Trust of the Company, as amended to the date hereof and as the same may be amended hereafter from time to time (the “Declaration of Trust”), and in accordance with Section 10-13-7 of the Code of Alabama 1975, the Board of Trustees duly classified unissued preferred shares of beneficial interest (“Preferred Shares”) of the Company, and the description of such Preferred Shares, including the designation and amount thereof and the voting rights or powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, as set by the Board of Trustees, are as follows:
     FIRST: The Board of Trustees unanimously adopted resolutions designating the aforesaid class of Preferred Shares as the “8.875% Series B Cumulative Redeemable Perpetual Preferred Shares,” setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such 8.875% Series B Cumulative Redeemable Perpetual Preferred Shares and authorizing the issuance of up to 2,000,000 shares of 8.875% Series B Cumulative Redeemable Perpetual Preferred Shares.
     SECOND: The class of Preferred Shares of the Company created by the resolutions duly adopted by the Board of Trustees of the Company referred to in the FIRST Article of these Articles Supplementary shall have the following designation, number of shares, preferences, conversion and other rights, voting powers, restrictions and limitation as to dividends, qualifications, terms and conditions of redemption and other terms and conditions:
     Section 1. Designation and Number.
A series of Preferred Shares, designated the “8.875% Series B Cumulative Redeemable Perpetual Preferred Shares” (the “Series B Preferred Shares”) is hereby established. The number of shares of Series B Preferred Shares shall be 2,000,000.
     Section 2. Rank.
The Series B Preferred Shares will, with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company, or both, rank senior to all classes or series of Common Shares (as defined in the Declaration of Trust) and to all classes or series of equity securities of the Company now or hereafter authorized, issued or outstanding, other than any class or series of equity securities of the Company expressly designated as ranking on a parity with or senior to the Series B Preferred Shares as to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company.

For purposes of these Articles Supplementary, the term “Parity Preferred Shares” shall be used to refer to any class or series of equity securities of the Company now or hereafter authorized, issued or outstanding expressly designated by the Company to rank on a parity with Series B Preferred Shares with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company including, without limitation, that certain “8 3/4% Series A Cumulative Redeemable Preferred Shares” of the Company, authorized pursuant to Articles Supplementary dated November 3, 1997. The term “equity securities” does not include debt securities, which will rank senior to the Series B Preferred Shares prior to conversion.
     Section 3. Distributions.
     (a) Payment of Distributions. Subject to the rights of holders of Parity Preferred Shares and holders of equity securities ranking senior to the Series B Preferred Shares, holders of Series B Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees of the Company, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate per annum of 8.875% of the $50 liquidation preference per share of Series B Preferred Shares. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable (A) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence and not calendar quarters) in arrears, on March 31, June 30, September 30 and December 31 of each year commencing on the first of such dates to occur after the original date of issuance and, (B) in the event of a redemption, on the redemption date (each a “Preferred Shares Distribution Payment Date”). The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. If any date on which distributions are to be made on the Series B Preferred Shares is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series B Preferred Shares will be made to the holders of record of the Series B Preferred Shares on the relevant record dates to be fixed by the Board of Trustees of the Company, which record dates shall in no event exceed 15 Business Days prior to the relevant Preferred Shares Distribution Payment Date (each a “Distribution Record Date”). Notwithstanding anything to the contrary set forth herein, each share of Series B Preferred Shares shall also continue to accrue all accrued and unpaid distributions, whether or not declared, up to the exchange date on any Series B Preference Unit (as defined in the Second Amended and Restated Agreement of Limited Partnership of Colonial Realty Limited Partnership (the “Partnership Agreement”), as amended through the date hereof) validly exchanged into such share of Series B Preferred Shares in accordance with the provisions of such Partnership Agreement.
     The term “Business Day” shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New

York, New York are authorized or required by law, regulation or executive order to close.
          (b) Distributions Cumulative. Distributions on the Series B Preferred Shares will accrue whether or not the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness at any time prohibit the current payment of distributions, whether or not the Company has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Accrued but unpaid distributions on the Series B Preferred Shares will accumulate as of the Preferred Shares Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Preferred Shares Distribution Payment Date to holders of record of the Series B Preferred Shares on the record date fixed by the Board of Trustees which date shall not exceed 15 Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.
          (c) Priority as to Distributions. (i) So long as any Series B Preferred Shares are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Common Shares or any class or series of other shares of the Company ranking junior as to the payment of distributions or rights upon voluntary or involuntary dissolution, liquidation or winding up of the Partnership to the Series B Preferred Shares (such Common Shares or other junior shares, including, without limitation Series 1998 Junior Participating Preferred Shares authorized pursuant to Articles Supplementary dated October 26, 1998, collectively, “Junior Shares”), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series B Preferred Shares, any Parity Preferred Shares or any Junior Shares, unless, in each case, all distributions accumulated on all Series B Preferred Shares and all classes and series of outstanding Parity Preferred Shares have been paid in full. The foregoing sentence will not prohibit (i) distributions payable solely in Junior Shares (or options, warrants or rights to subscribe for Junior Shares), (ii) the conversion of Series B Preferred Shares, Junior Shares or Parity Preferred Shares into shares of the Company ranking junior to the Series B Preferred Shares as to distributions and upon liquidation, winding-up or dissolution, and (iii) purchase by the Company of such Series B Preferred Shares, Parity Preferred Shares or Junior Shares pursuant to Article VI of the Declaration of Trust to the extent required to preserve the Company’s status as a real estate investment trust.
     (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series B Preferred Shares, all distributions authorized and declared on the Series B Preferred Shares and all classes or series of outstanding Parity Preferred Shares with respect to distributions shall be authorized and declared so that the amount of distributions authorized and declared per share of Series B Preferred Shares and such other classes or series of Parity Preferred Shares shall in all cases bear to each other the same ratio that accrued distributions per share on the Series B Preferred Shares and such other classes or series of Parity Preferred Shares (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Shares do not have cumulative distribution rights) bear to each other.

     (e) No Further Rights. Holders of Series B Preferred Shares shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.
     Section 4. Liquidation Preference.
     (a) Payment of Liquidating Distributions. Subject to the rights of holders of Parity Preferred Shares with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company and subject to equity securities ranking senior to the Series B Preferred Shares with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of Series B Preferred Shares shall be entitled to receive out of the assets of the Company legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Company, but before any payment or distributions of the assets shall be made to holders of Common Shares or any other class or series of shares of the Company that ranks junior to the Series B Preferred Shares as to rights upon liquidation, dissolution or winding-up of the Company, an amount equal to the sum of (i) a liquidation preference of $50.00 per share of Series B Preferred Shares, and (ii) an amount equal to any accumulated and unpaid distributions thereon, whether or not declared, to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series B Preferred Shares and any Parity Preferred Shares as to rights upon liquidation, dissolution or winding-up of the Company, all payments of liquidating distributions on the Series B Preferred Shares and such Parity Preferred Shares shall be made so that the payments on the Series B Preferred Shares and such Parity Preferred Shares shall in all cases bear to each other the same ratio that the respective rights of the Series B Preferred Shares and such other Parity Preferred Shares (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Shares do not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Company bear to each other.
     (b) Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than 30 and not more than 60 days prior to the payment date stated therein, to each record holder of the Series B Preferred Shares at the respective addresses of such holders as the same shall appear on the share transfer records of the Company.
     (c) No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Shares will have no right or claim to any of the remaining assets of the Company.
     (d) Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash,

shares, securities or other consideration) of all or substantially all of the property or assets of the Company to, or the consolidation or merger or other business combination of the Company with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Company) or a statutory share exchange shall not be deemed to constitute a liquidation, dissolution or winding-up of the Company.
     Section 5. Optional Redemption.
     (a) Right of Optional Redemption. The Series B Preferred Shares may not, subject to Section 7 hereof, be redeemed prior to February 23, 2004. On or after such date, the Company shall have the right to redeem the Series B Preferred Shares, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ written notice, at a redemption price, payable in cash, equal to $50.00 per share of Series B Preferred Shares plus accumulated and unpaid distributions, whether or nor declared, to the date of redemption. If fewer than all of the outstanding shares of Series B Preferred Shares are to be redeemed, the shares of Series B Preferred Shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).
     (b) Limitation on Redemption. (i) The redemption price of the Series B Preferred Shares (other than the portion thereof consisting of accumulated but unpaid distributions) will be payable solely out of the sale proceeds of capital shares of the Company and from no other source. For purposes of the preceding sentence, “capital shares” means any equity securities (including Common Shares and Preferred Shares), shares, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.(ii) Subject to Section 7 hereof, the Company may not redeem fewer than all of the outstanding shares of Series B Preferred Shares unless all accumulated and unpaid distributions have been paid on all outstanding Series B Preferred Shares for all quarterly distribution periods terminating on or prior to the date of redemption.
     (c) Procedures for Redemption. (i) Notice of redemption will be (i) faxed, and (ii) mailed by the Company, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Shares to be redeemed at their respective addresses as they appear on the transfer records of the Company. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series B Preferred Shares except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Shares may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price, iii) the number of shares of Series B Preferred Shares to be redeemed, (iv)the place or places where such shares of Series B Preferred Shares are to be surrendered for payment of the redemption price,(v) that distributions on the Series B Preferred Shares to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series B Preferred Shares. If fewer than all of the shares of Series B Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred Shares held by such holder to be redeemed. (ii) If the Company gives a notice of redemption in respect of Series B Preferred Shares (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Company will deposit irrevocably in trust for the benefit of the Series B Preferred Shares being redeemed funds sufficient to pay the applicable redemption price, plus any accumulated and unpaid distributions, whether or not declared, if any, on such shares to the date fixed for redemption, without interest, and will give irrevocable instructions and authority to pay such redemption price and any accumulated and unpaid distributions, if any, on such shares to the holders of the Series B Preferred Shares upon surrender of the certificate evidencing the Series B Preferred Shares by such holders at the place designated in the notice of redemption. If fewer than all Series B Preferred Shares evidenced by any certificate is being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series B Preferred Shares, evidencing the unredeemed Series B Preferred Shares without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series B Preferred Shares or portions thereof called for redemption, unless the Company defaults in the payment thereof. If any date fixed for redemption of Series B Preferred Shares is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price or any accumulated or unpaid distributions in respect of the Series B Preferred Shares is improperly withheld or refused and not paid by the Company, distributions on such Series B Preferred Shares will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price and any accumulated and unpaid distributions.
          (d) Status of Redeemed Shares.
Any Series B Preferred Shares that shall at any time have been redeemed shall after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board of Trustees.
     Section 6. Voting Rights.
          (a) General. Holders of the Series B Preferred Shares will not have any voting rights, except as set forth below.
          (b) Right to Elect Trustees. (i) If at any time distributions shall be in arrears with respect to six (6) prior quarterly distribution periods (including quarterly periods on the Series B Preferred Units prior to the exchange into Series B Preferred Shares), whether or not consecutive, and shall not have been paid in full (a “Preferred Distribution Default”), the authorized number of members of the Board of Trustees shall automatically be increased by two and the holders of record of such Series B Preferred Shares, voting together as a single class with the holders of each class or series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, will be entitled to fill the vacancies so created by electing two additional trustees to serve on the Company’s Board of Trustees (the “Preferred Shares Trustees”) at a special meeting called in accordance with Section 6(b)(ii) at the next annual meeting of shareholders, and at each subsequent annual meeting of shareholders or special meeting held in place thereof, until all such distributions in arrears and distributions for the current quarterly period on the Series B Preferred Shares and each such class or series of Parity Preferred Shares have been paid in full. (ii) At any time when such voting rights shall have vested, a proper officer of the Company may, and, upon written request (addressed to the Secretary at the principal office of the Company) of holders of record of at least 10% of the outstanding Shares of Series B Preferred Shares, shall call or cause to be called a special meeting of the holders of Series B Preferred Shares and all the series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable collectively, the “Parity Securities”) by notice similar to that provided in the Bylaws of the Company for a special meeting of shareholders or as required by law. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. If any such special meeting required to be called as above provided shall not be called by the Secretary within twenty (20) days after receipt of any such request, then any holder of Series B Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the share records of the Company. At any such special meeting, all of the holders of the Parity Securities, by plurality vote, voting together as a single class without regard to series will be entitled to elect two trustees on the basis of one vote per $50.00 of liquidation preference to which such Parity Securities are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one-third of the Parity Securities then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Shares Trustees except as otherwise provided by law. Notice of all meetings at which holders of the Series B Preferred Shares shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Parity Securities present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Shares Trustees, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Distribution Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Company shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series B Preferred Shares that would have been entitled to vote at such special meeting. iii) If and when all accumulated distributions and the distribution for the current distribution period on the Series B Preferred Shares shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the Series B Preferred Shares shall be divested of the voting rights set forth in Section 6(b) herein (subject to revesting in the event of each and every Preferred Distribution Default) and, if all distributions in arrears and the distributions for the current distribution period have been paid in full or set aside for payment in full on all other classes or series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, the term and office of each Preferred Shares Trustee so elected shall terminate. Any Preferred Shares Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series B Preferred Shares when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Shares Trustee may be filled by written consent of the Preferred Shares Trustee remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series B Preferred Shares when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable). The Preferred Shares Trustee shall each be entitled to one vote per trustee on any matter.
          (c) Certain Voting Rights.
So long as any Series B Preferred Shares remain outstanding, the Company shall not, without the affirmative vote of the holders of at least two-thirds of the Series B Preferred Shares outstanding at the time (i) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking prior to the Series B Preferred Shares with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of the Company into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, or (ii)amend, alter or repeal the provisions of the Company’s Declaration of Trust (including these Articles Supplementary) or By-laws, whether by merger, consolidation or otherwise, in each case that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series B Preferred Shares or the holders thereof; provided, however, that with respect to the occurrence of a merger or consolidation, so long as (a) the Company is the surviving entity and the Series B Preferred Shares remain outstanding with the terms unchanged, or (b) the resulting or surviving entity is a corporation or trust organized under the laws of any state and substitutes for the Series B Preferred Shares other preferred shares having substantially the same terms and same rights as the Series B Preferred Shares, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series B Preferred Shares and provided further that any increase in the amount of authorized Preferred Shares or the creation or issuance of any other class or series of Preferred Shares, or any increase in an amount of authorized shares of each class or series, in each case ranking either (a) junior to the Series B Preferred Shares with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up, or (b) on a parity with the Series B Preferred Shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     Section 7. Restrictions on Ownership and Transfer to Preserve Tax Benefit.
     The beneficial ownership and transfer of the Series B Preferred Shares shall in all respects be subject to the applicable provisions of Section 6.7 of the Declaration of Trust; provided, however, pursuant to and in accordance with Section 6.7(k) of the Declaration of Trust: (i) the holders of Series B Preferred Shares shall, provided that the provisions of clauses (A), (B) and (C) of Section 6.7(k) are satisfied, be exempt from the Preferred Shares Ownership Limit, (ii) in imposing requirements in respect of the Series B Preferred Shares pursuant to the last two sentences of Section 6.7(k) of the Declaration of Trust as in effect on the date hereof, the Company shall, notwithstanding anything to the contrary set forth in such sentences act in a reasonable and customary manner and (iii) the legend required pursuant to Section 6.7(l) of the Declaration of Trust shall be modified to reflect the foregoing.
     Section 8. No Conversion Rights.
The holders of the Series B Preferred Shares shall not have any rights to convert such shares into shares of any other class or series of shares or into any other securities of, or interest in, the Company.
     Section 9. No Sinking Fund.
No sinking fund shall be established for the retirement or redemption of Series B Preferred Shares.
     Section 10. No Preemptive Rights.
No holder of the Series B Preferred Shares of the Company shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of the Company or any other security of the Company which it may issue or sell.
     THIRD: The Series B Preferred Shares have been classified and designated by the Board of Trustees under the authority contained in the Declaration of Trust.
     FOURTH: These Articles Supplementary have been approved by the Board of Trustees in the manner and by the vote required by law.
     FIFTH: The undersigned President of the Company acknowledges these Articles Supplementary to be the act of the Company and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Company has caused Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on this 23rd day of February, 1999.

COLONIAL PROPERTIES TRUST
By:	/s/ Thomas H. Lowder
Name: Thomas H. Lowder
Title: President

ATTEST:
By:	/s/ Howard B. Nelson, Jr.
Name: Howard B. Nelson, Jr.
Title: Secretary

ARTICLES SUPPLEMENTARY OF
9.25% SERIES C CUMULATIVE REDEEMABLE PREFERRED SHARES
OF BENEFICIAL INTEREST OF
COLONIAL PROPERTIES TRUST
Pursuant to Sections 10-13-7 of the
Code of Alabama 1975
     Colonial Properties Trust, an Alabama real estate investment trust (the “Company”), hereby certifies that on June 14, 2001, pursuant to authority conferred by Sections 3.2(e) and 6.3 of the Charter (as defined below)and in accordance with Section 10-13-7 of the Code of Alabama 1975, a committee of the Board of Trustees, pursuant to authority expressly delegated by the Board of Trustees on October 23, 1997, duly classified unissued Preferred Shares (as defined below) of the Company, and the description of such Preferred Shares (as defined below), including the number, designation, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof, as set by the committee of the Board of Trustees, are as follows:
     Section 1. NUMBER OF SHARES AND DESIGNATION.
This series of Preferred Shares shall be designated as 9.25% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share (the “Series C Preferred Shares”). The number of Preferred Shares constituting the Series C Preferred Shares is 2,300,000.
     Section 2. DEFINITIONS.
The following terms shall have the following meanings herein:
     (a) “Board of Trustees” shall mean the Board of Trustees of the Company or any committee authorized by the Board of Trustees to perform any of its responsibilities with respect to the Series C Preferred Shares.
     (b) “Business Day” shall mean any day other than a Saturday, Sunday or day on which state or federally chartered banking institutions in New York City, New York are not required to be open.
     (c) “Call Date” shall have the meaning set forth in Section 6(b).
     (d) “Capital Gains Amount” shall have the meaning set forth in Section 3(d).
     (e) “Charter” means the Declaration of Trust of the Company, as amended to the date hereof and as the same may be amended hereafter from time to time.
     (f) “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor statute thereto.
     (g) “Common Shares” shall mean the Company’s common shares of beneficial interest, par value $.01 per share.

     (h) “Dividend Payment Date” shall mean the last day (or, if such day is not a Business Day, the next Business Day thereafter) of each March, June, September and December, commencing on September 30, 2001 (October 1, 2001 because September 30, 2001 is a Sunday).
     (i) “Dividend Periods” shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the next succeeding Dividend Payment Date (other than the initial Dividend Period, which shall commence on the Issue Date, and other than the Dividend Period during which any Series C Preferred Shares shall be redeemed pursuant to Section 6, which shall end on and include the Call Date with respect to the Series C Preferred Shares being redeemed).
     (j) “Fully Junior Shares” shall mean the Common Shares and any other class or series of shares of beneficial interest of the Company now or hereafter issued and outstanding over which the Series C Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Company.
     (k) “Issue Date” shall mean the first date on which the pertinent Series C Preferred Shares are issued and sold.
     (l) “Junior Shares” shall mean the Common Shares and any other class or series of shares of beneficial interest of the Company now or hereafter issued and outstanding over which the Series C Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company.
     (m) “Parity Shares” shall have the meaning set forth in Section 8(b).
     (n) “Preferred Shares” shall mean the Company’s preferred shares of beneficial interest, par value $.01 per share.
     (o) “Series C Preferred Shares” shall have the meaning set forth in Section 1.
     (p) “Set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Company in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Company; PROVIDED, HOWEVER, that if any funds for any class or series of Junior Shares or Fully Junior Shares or any class or series of shares of beneficial interest ranking on a parity with the Series C Preferred Shares as to the payment of dividends are placed in a separate account of the Company or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series C Preferred Shares shall mean placing such funds in such separate account or delivering such funds to a disbursing, paying or other similar agent.
     (q) “Total Dividends” shall have the meaning set forth in Section 3(d).

     (r) “Transfer Agent” means BankBoston, N.A., Boston, Massachusetts, or such other agent or agents of the Company as may be designated by the Board of Trustees or their designee as the transfer agent, registrar and dividend disbursing agent for the Series C Preferred Shares.
     Section 3. DIVIDENDS.
     (a) The holders of Series C Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees out of funds legally available for that purpose, cumulative, preferential dividends payable in cash at the rate of $2.3125 per annum per share. Such dividends shall begin to accrue and shall be fully cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Trustees, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Such dividends shall be payable in arrears to the holders of record of Series C Preferred Shares, as they appear on the share records of the Company at the close of business on the record date, not more than 30 nor less than 10 days preceding the relevant Dividend Payment Date, as shall be fixed by the Board of Trustees. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid on any date and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than 30 nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Trustees. Any dividend payment made on the Series C Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to the Series C Preferred Shares which remains payable.
     (b) The amount of dividends referred to in Section 3(a) payable for each full Dividend Period for the Series C Preferred Shares shall be computed by dividing the annual dividend rate by four, except that the amount of dividends payable for the initial Dividend Period, and for any Dividend Period shorter than a full Dividend Period, for the Series C Preferred Shares shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of Series C Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares of stock, in excess of cumulative dividends, as herein provided, on the Series C Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred Shares that may be in arrears.
     (c) Dividends on Series C Preferred Shares will accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.
     (d) If, for any taxable year, the Company elects to designate as “capital gain dividends” (as defined in Section 857 of the Code), any portion (the “Capital Gains Amount”) of the total dividends (within the meaning of the Code) paid or made available for the year to holders of all classes of capital stock (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to holders of Series C Preferred Shares shall be in the same portion that the Total Dividends paid or made available to the holders of Series C Preferred Shares for the year bears to the Total Dividends.

     (e) So long as any Series C Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series C Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date for such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series C Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series C Preferred Shares and accumulated and unpaid on such Parity Shares.
     (f) So long as any Series C Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in, or options, warrants or rights to subscribe for or purchase, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Shares or Fully Junior Shares, nor shall any Junior Shares or Fully Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of any employee incentive or benefit plan of the Company or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series C Preferred Shares and any Parity Shares shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Series C Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series C Preferred Shares and the current dividend period with respect to such Parity Shares.
     (g) No dividends on Series C Preferred Shares shall be declared by the Board of Trustees or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.
     Section 4. LIQUIDATION RIGHTS.
     (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series C Preferred Shares shall be entitled to receive Twenty Five Dollars ($25.00) per Series C Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the Series C Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series C Preferred Shares and any such Parity Shares ratably in accordance with the respective amounts that would be payable on such Series C Preferred Shares and any such Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4,(i) a consolidation or merger of the Company with one or more corporations, real estate investment trusts, or other entities and (ii) a sale, lease or transfer of all or substantially all of the Company’s assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.
     (b) Subject to the rights of the holders of any series or class or classes of shares of beneficial interest ranking on a parity with or prior to the Series C Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Company, after payment shall have been made in full to the holders of the Series C Preferred Shares, as provided in this Section 4, any other series or class or classes of Junior Shares or Fully Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series C Preferred Shares shall not be entitled to share therein.
     Section 5. CONVERSION.
The Series C Preferred Shares are not convertible into or exchangeable for any other property or securities of the Company.
     Section 6. REDEMPTION AT THE OPTION OF THE COMPANY.
     (a) The Series C Preferred Shares shall not be redeemable by the Company prior to June 19, 2006. On and after June 19, 2006, the Company, at its option, may redeem the Series C Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of Twenty Five Dollars ($25.00) per Series C Preferred Share, plus the amounts indicated in Section 6(b).
     (b) Upon any redemption of the Series C Preferred Shares pursuant to this Section 6, the Company shall pay all accrued and unpaid dividends, if any, thereon ending on or prior to the date of such redemption (The “Call Date”), without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series C Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series C Preferred Shares called for redemption.
     (c) If full cumulative dividends on the Series C Preferred Shares and any class or series of Parity Shares of the Company have not been declared and paid or declared and set apart for payment, the Series C Preferred Shares or Parity Shares may not be redeemed under this Section 6 in part and the Company may not purchase or otherwise acquire any Series C Preferred Shares or any Parity Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series C Preferred Shares or Parity Shares, as the case may be.
     (d) The redemption price of any Series C Preferred Shares called for redemption pursuant to this Section 6 (other than any portion thereof consisting of accrued dividends) shall be paid solely from the sale proceeds of other capital stock of the Company and not from any other source. For purposes of the preceding sentence, “capital stock” means any Common Shares, Preferred Shares, depositary shares, interests, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.
     (e) Notice of the redemption of any Series C Preferred Shares under this Section 6 shall be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Call Date. A similar notice furnished by the Company will be mailed by first-class mail, postage prepaid, by the registrar to each holder of record of Series C Preferred Shares to be redeemed at the address of each such holder as shown on the share transfer books of the Company, not less than 30 nor more than 60 days prior to the Call Date. No failure to give any notice required by this Section 6(e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each notice shall state: (i) the Call Date, (ii) the number of Series C Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price per share, (iv) the place or places at which certificates for such shares are to be surrendered for payment of the redemption price, and (v) that dividends on the shares to be redeemed shall cease to accrue on such Call Date. Notice having been given as aforesaid, from and after the Call Date, (1) dividends on the Series C Preferred Shares so called for redemption shall cease to accrue, (2) such Series C Preferred Shares shall no longer be deemed to be outstanding, and (3) all rights of the holders thereof as holders of Series C Preferred Shares of the Company (except the right to receive the cash redemption price payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon) shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Company) on the Company’s books. The Company’s obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Company shall deposit with a bank or trust company (which may be an affiliate of the Company) that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, the amount of cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series C Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series C Preferred Shares to be redeemed on any cash so set aside by the Company. If the Company elects to so deposit the cash necessary for the redemption of the called

Series C Preferred Shares, any notice to the holders of Series C Preferred Shares called for redemption required by this Section 6(e) shall
(x) state the date of such deposit, (y) specify the office of such bank or trust company as the place of payment of the redemption price and (z) call upon such holders to surrender the share certificates representing such shares at such place on or about the date fixed in such notice (which shall not be later than the Call Date) against payment of the redemption price (including all accrued and unpaid dividends up to the Call Date). Subject to applicable escheat laws, any cash so deposited which remains unclaimed at the end of two years from the Call Date shall revert to the general funds of the Company, after which reversion, again subject to applicable escheat laws, the holders of such shares so called for redemption shall look only to the general funds of the Company for the payment of such cash.
     As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series C Preferred Shares are to be redeemed, the shares to be redeemed shall be determined pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable manner as prescribed by the Company’s Board of Trustees in its sole discretion to be equitable. If fewer than all the Series C Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.
     Section 7. SHARES TO BE RETIRED.
All Series C Preferred Shares which shall have been issued and reacquired in any manner by the Company shall be restored to the status of authorized but unissued Preferred Shares of the Company, without designation as to class or series.
     Section 8. RANKING.
Any class or series of shares of beneficial interest of the Company shall be deemed to rank:
     (a) prior to the Series C Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series of shares of beneficial interest shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series C Preferred Shares;
     (b) on a parity with the Series C Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series C Preferred Shares, if the holders of such class or series of shares of beneficial interest and the Series C Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”);

     (c) junior to the Series C Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such shares of beneficial of interest shall be Junior Shares; and
     (d) junior to the Series C Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation dissolution or winding up, if such shares of stock shall be Fully Junior Shares.
     Section 9. VOTING.
     (a) If and whenever dividends on the Series C Preferred Shares are in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full) for six or more quarterly periods, whether or not such quarterly periods are consecutive, the number of Trustees then constituting the Board of Trustees shall be increased by two, and the holders of Series C Preferred Shares, together with the holders of shares of every series of Parity Shares upon which like voting rights have been conferred and are exercisable, voting as a single class regardless of series, shall be entitled to elect the two additional Trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series C Preferred Shares and such Parity Shares called as hereinafter provided. Whenever all arrears in dividends on the Series C Preferred Shares and such Parity Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series C Preferred Shares and such Parity Shares to elect such additional two Trustees shall immediately cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages), and the terms of office of all persons elected as Trustees by the holders of the Series C Preferred Shares and such Parity Shares shall immediately terminate and the number of the Board of Trustees shall be reduced accordingly. At any time after such voting rights shall have been so vested in the holders of Series C Preferred Shares and such Parity Shares, the secretary of the Company may, and upon the written request of any holder of Series C Preferred Shares (addressed to the secretary at the principal office of the Company) shall, call a special meeting of the holders of the Series C Preferred Shares and of such Parity Shares for the election of the two Trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Company for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of Series C Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the share records of the Company. The Trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the Trustees elected by the holders of the Series C Preferred Shares and such Parity Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining director elected by the holders of the Series C Preferred Shares and such Parity Shares or the successor of such remaining Trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.
     (b) So long as any Series C Preferred Shares remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series C Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital shares ranking prior to the Series C Preferred Shares with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Charter, including these Articles Supplementary, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, that so long as the Series C Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series C Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creating or issuance of any other series of Preferred Shares, or (y) any increase in the amount of authorized Series C Preferred Shares or any other series of Preferred Shares, in each case ranking on a parity with or junior to the Series C Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. The voting provisions set forth in this paragraph (b) will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series C Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.
     (c) For purposes of the foregoing provisions of this Section 9, each Series C Preferred Share shall have one (1) vote per share, except that when any other series of Preferred Shares shall have the right to vote with the Series C Preferred Shares as a single class on any matter, then the Series C Preferred Shares and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series C Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.
     Section 10. RECORD HOLDERS.
The Company and the Transfer Agent may deem and treat the record holder of any Series C Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.

     Section 11. SINKING FUND.
The Series C Preferred Shares shall not be entitled to the benefits of any retirement or sinking fund.
     Section 12. RESTRICTIONS ON OWNERSHIP AND TRANSFER.
The beneficial ownership and transfer of the Series C Preferred Shares shall in all respects be subject to the applicable provisions of Section 6.7 of the Charter.
     IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by its Chief Financial Officer as of June 14, 2001.

COLONIAL PROPERTIES TRUST
By:	/s/ HOWARD B. NELSON, JR.
Howard B. Nelson, Jr.
Chief Financial Officer

ARTICLES SUPPLEMENTARY OF
8 1/8 % SERIES D CUMULATIVE REDEEMABLE PREFERRED SHARES
OF BENEFICIAL INTEREST OF
COLONIAL PROPERTIES TRUST
Pursuant to Section 10-13-7 of the
Code of Alabama 1975
     Colonial Properties Trust, an Alabama real estate investment trust (the “Company”), hereby certifies that on April 3, 2003, pursuant to authority conferred by Sections 3.2(e) and 6.3 of the Charter (as defined below) and in accordance with Section 10-13-7 of the Code of Alabama 1975, a committee of the Board of Trustees, pursuant to authority expressly delegated by the Board of Trustees on April 1, 2003, duly classified unissued Preferred Shares (as defined below) of the Company, and the description of such Preferred Shares (as defined below), including the number, designation, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof, as set by the committee of the Board of Trustees, are as follows:
     Section 1. Number of Shares and Designation. This series of Preferred Shares shall be designated as 8 1/8 % Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share (the “Series D Preferred Shares”). The number of Preferred Shares constituting the Series D Preferred Shares is 500,000.
     Section 2. Definitions. The following terms shall have the following meanings herein:
     (a) “Board of Trustees” shall mean the Board of Trustees of the Company or any committee authorized by the Board of Trustees to perform any of its responsibilities with respect to the Series D Preferred Shares.
     (b) “Business Day” shall mean any day other than a Saturday, Sunday or day on which state or federally chartered banking institutions in New York City, New York are not required to be open.
     (c) “Call Date” shall have the meaning set forth in Section 6(b).
     (d) “Capital Gains Amount” shall have the meaning set forth in Section 3(d).
     (e) “Charter” means the Declaration of Trust of the Company, as amended to the date hereof and as the same may be amended hereafter from time to time.
     (f) “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor statute thereto.
     (g) “Common Shares” shall mean the Company’s common shares of beneficial interest, par value $.01 per share.
     (h) “Dividend Payment Date” shall mean the last day (or, if such day is not a Business Day, the succeeding Business Day) of each January, April, July and October, commencing on July 31, 2003.
     (i) “Dividend Periods” shall mean quarterly dividend periods commencing on February 1, May 1, August 1 and November 1 of each year and ending on and including the next succeeding Dividend Payment Date (other than the initial Dividend Period, which shall commence on the Issue Date, and other than the Dividend Period during which any Series D Preferred Shares shall be redeemed pursuant to Section 6, which shall end on and include the Call Date with respect to the Series D Preferred Shares being redeemed).

     (j) “Fully Junior Shares” shall mean the Common Shares and any other class or series of shares of beneficial interest of the Company now or hereafter issued and outstanding over which the Series D Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Company.
     (k) “Issue Date” shall mean the first date on which the pertinent Series D Preferred Shares are issued and sold.
     (l) “Junior Shares” shall mean the Common Shares and any other class or series of shares of beneficial interest of the Company now or hereafter issued and outstanding over which the Series D Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company.
     (m) “Parity Shares” shall have the meaning set forth in Section 8(b).
     (n) “Preferred Shares” shall mean the Company’s preferred shares of beneficial interest, par value $.01 per share.
     (o) “Series D Preferred Shares” shall have the meaning set forth in Section 1.
     (p) “set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Company in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Company; provided, however, that if any funds for any class or series of Junior Shares or Fully Junior Shares or any class or series of shares of beneficial interest ranking on a parity with the Series D Preferred Shares as to the payment of dividends are placed in a separate account of the Company or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series D Preferred Shares shall mean placing such funds in such separate account or delivering such funds to a disbursing, paying or other similar agent.
     (q) “Total Dividends” shall have the meaning set forth in Section 3(d).
     (r) “Transfer Agent” means EquiServe Trust Company, N.A., or such other agent or agents of the Company as may be designated by the Board of Trustees or their designee as the transfer agent, registrar and dividend disbursing agent for the Series D Preferred Shares.
     Section 3. Dividends.
     (a) The holders of Series D Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees out of funds legally available for that purpose, cumulative, preferential dividends payable in cash at the rate of 81/ 8 % of the $250.00 liquidation preference per year per share (equivalent to a fixed annual rate of $20.3125 per share). Such dividends shall begin to accrue and shall be fully cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Trustees, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Such dividends shall be payable in arrears to the holders of record of Series D Preferred Shares, as they appear on the share records of the Company at the close of business on the record date, which shall be the 15th day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board of Trustees that is not more than 30 nor less than 10 days preceding the relevant Dividend Payment Date. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid on any date and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than 30 nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Trustees. Any dividend payment made on the Series D Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to the Series D Preferred Shares which remains payable.
     (b) The amount of dividends referred to in Section 3(a) payable for each full Dividend Period for the Series D Preferred Shares shall be computed by dividing the annual dividend rate by four, except that the amount of dividends payable for the initial Dividend Period, and for any Dividend Period

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shorter than a full Dividend Period, for the Series D Preferred Shares shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of Series D Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares of stock, in excess of cumulative dividends, as herein provided, on the Series D Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D Preferred Shares that may be in arrears.
     (c) Dividends on Series D Preferred Shares will accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.
     (d) If, for any taxable year, the Company elects to designate as “capital gain dividends” (as defined in Section 857 of the Code), any portion (the “Capital Gains Amount”) of the total dividends (within the meaning of the Code) paid or made available for the year to holders of all classes of capital stock (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to holders of Series D Preferred Shares shall be in the same portion that the Total Dividends paid or made available to the holders of Series D Preferred Shares for the year bears to the Total Dividends.
     (e) So long as any Series D Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series D Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date for such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series D Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series D Preferred Shares and accumulated and unpaid on such Parity Shares.
     (f) So long as any Series D Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in, or options, warrants or rights to subscribe for or purchase, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Shares or Fully Junior Shares, nor shall any Junior Shares or Fully Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of any employee incentive or benefit plan of the Company or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series D Preferred Shares and any Parity Shares shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Series D Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series D Preferred Shares and the current dividend period with respect to such Parity Shares.
     (g) No dividends on Series D Preferred Shares shall be declared by the Board of Trustees or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

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     Section 4. Liquidation Rights.
     (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series D Preferred Shares shall be entitled to receive Two Hundred Fifty Dollars ($250.00) per Series D Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of such liquidation, dissolution or winding up, but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the Series D Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series D Preferred Shares and any such Parity Shares ratably in accordance with the respective amounts that would be payable on such Series D Preferred Shares and any such Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Company with one or more corporations, real estate investment trusts, or other entities and (ii) a sale, lease or transfer of all or substantially all of the Company’s assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.
     (b) Subject to the rights of the holders of any series or class or classes of shares of beneficial interest ranking on a parity with or prior to the Series D Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Company, after payment shall have been made in full to the holders of the Series D Preferred Shares, as provided in this Section 4, any other series or class or classes of Junior Shares or Fully Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series D Preferred Shares shall not be entitled to share therein.
     Section 5. Conversion. The Series D Preferred Shares are not convertible into or exchangeable for any other property or securities of the Company.
     Section 6. Redemption at the Option of the Company.
     (a) The Series D Preferred Shares shall not be redeemable by the Company prior to April 30, 2008. On and after April 30, 2008, the Company, at its option, may redeem the Series D Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of Two Hundred Fifty Dollars ($250.00) per Series D Preferred Share, plus the amounts indicated in Section 6(b). The Company may, however, redeem, purchase or acquire the Series D Preferred Shares at any time in accordance with Section 6.7 of Article VI of the Charter in order to ensure that the Company remains qualified as a real estate investment trust (“REIT”) for United States federal income tax purposes.
     (b) Upon any redemption of the Series D Preferred Shares pursuant to this Section 6, the Company shall pay all accrued and unpaid dividends, if any, thereon ending on or prior to the date of such redemption (the “Call Date”), without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series D Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series D Preferred Shares called for redemption.

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     (c) If full cumulative dividends on the Series D Preferred Shares and any class or series of Parity Shares of the Company have not been declared and paid or declared and set apart for payment, the Series D Preferred Shares or Parity Shares may not be redeemed under this Section 6 in part and the Company may not purchase or otherwise acquire any Series D Preferred Shares or any Parity Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series D Preferred Shares or Parity Shares, as the case may be; provided, however, that the foregoing shall not prevent the redemption, purchase or acquisition of Series D Preferred Shares by the Company in accordance with the terms of Article VI of the Charter or otherwise in order to ensure that the Company remains qualified as a REIT for United States federal income tax purposes.
     (d) Notice of the redemption of any Series D Preferred Shares under this Section 6 shall be given by the Company by first-class mail, postage prepaid, by the registrar to each holder of record of Series D Preferred Shares to be redeemed at the address of each such holder as shown on the share transfer books of the Company, not less than 30 nor more than 60 days prior to the Call Date, or by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Call Date. No failure to give any notice required by this Section 6(d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each notice shall state: (i) the Call Date, (ii) the number of Series D Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price per share, (iv) the place or places at which certificates for such shares are to be surrendered for payment of the redemption price, and (v) that dividends on the shares to be redeemed shall cease to accrue on such Call Date. Notice having been given as aforesaid, from and after the Call Date, (1) dividends on the Series D Preferred Shares so called for redemption shall cease to accrue, (2) such Series D Preferred Shares shall no longer be deemed to be outstanding, and (3) all rights of the holders thereof as holders of Series D Preferred Shares of the Company (except the right to receive the cash redemption price payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon) shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Company) on the Company’s books.
     (e) On or before the Call Date, the Company may elect to deposit with a bank or trust company (which may be an affiliate of the Company) or an affiliate of a bank or trust company, the amount of cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series D Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series D Preferred Shares to be redeemed on any cash so set aside by the Company. If the Company elects to so deposit the cash necessary for the redemption of the called Series D Preferred Shares, any notice to the holders of Series D Preferred Shares called for redemption required by this Section 6(e) shall (x) specify the office of such bank or trust company as the place of payment of the redemption price and (y) call upon such holders to surrender the share certificates representing such shares at such place on or about the date fixed in such notice (which shall not be later than the Call Date) against payment of the redemption price (including all accrued and unpaid dividends up to the Call Date). Subject to applicable escheat laws, any cash so deposited which remains unclaimed at the end of two years from the Call Date shall revert to the general funds of the Company, after which reversion, again subject to applicable escheat laws, the holders of such shares so called for redemption shall look only to the general funds of the Company for the payment of such cash.

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     As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series D Preferred Shares are to be redeemed, the shares to be redeemed shall be determined pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable manner as prescribed by the Company’s Board of Trustees in its sole discretion to be equitable. If fewer than all the Series D Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.
     Section 7. Shares to be Retired. If and when approved by the Board of Trustees, all Series D Preferred Shares which shall have been issued and reacquired in any manner by the Company shall be restored to the status of authorized but unissued Preferred Shares of the Company, without designation as to class or series.
     Section 8. Ranking. Any class or series of shares of beneficial interest of the Company shall be deemed to rank:
     (a) prior to the Series D Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series of shares of beneficial interest shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series D Preferred Shares;
     (b) on a parity with the Series D Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series D Preferred Shares, if the holders of such class or series of shares of beneficial interest and the Series D Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”);
     (c) junior to the Series D Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such shares of beneficial of interest shall be Junior Shares; and
     (d) junior to the Series D Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation dissolution or winding up, if such shares of stock shall be Fully Junior Shares.
     Section 9. Voting.
     (a) If and whenever dividends on the Series D Preferred Shares are in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full) for six or more quarterly periods, whether or not such quarterly periods are consecutive, the number of Trustees then constituting the Board of Trustees shall be increased by two, and the holders of Series D Preferred Shares, together with the holders of shares of every series of Parity Shares upon which like voting rights have been conferred and are exercisable, voting as a single class regardless of series, shall be entitled to elect the two additional Trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series D Preferred Shares and such Parity Shares called as hereinafter provided. Whenever all arrears in dividends on the Series D Preferred Shares and such Parity Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series D Preferred Shares and such

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Parity Shares to elect such additional two Trustees shall immediately cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages), and the terms of office of all persons elected as Trustees by the holders of the Series D Preferred Shares and such Parity Shares shall immediately terminate and the number of the Board of Trustees shall be reduced accordingly. At any time after such voting rights shall have been so vested in the holders of Series D Preferred Shares and such Parity Shares, the secretary of the Company may, and upon the written request of the holders of record of at least 10% of the outstanding Series D Preferred Shares and the holders of Parity Shares (addressed to the secretary at the principal office of the Company) shall, call a special meeting of the holders of the Series D Preferred Shares and of such Parity Shares for the election of the two Trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Company for a special meeting of the shareholders or as required by law. The Trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the Trustees elected by the holders of the Series D Preferred Shares and such Parity Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining Trustee elected by the holders of the Series D Preferred Shares and such Parity Shares or the successor of such remaining Trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.
     (b) So long as any Series D Preferred Shares remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series D Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital shares ranking prior to the Series D Preferred Shares with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Charter, including these Articles Supplementary, whether by merger, consolidation, or transfer or conveyance of substantially all of the Company’s assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, that so long as the Series D Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series D Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creating or issuance of any other series of Preferred Shares, or (y) any increase in the amount of authorized Series D Preferred Shares or any other series of Preferred Shares, in each case ranking on a parity with or junior to the Series D Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. The voting provisions set forth in this paragraph (b) will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series D Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.
     (c) For purposes of the foregoing provisions of this Section 9, each Series D Preferred Share shall have one (1) vote per share. Except as otherwise required by applicable law or as set forth herein, the Series D Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.
     Section 10. Record Holders. The Company and the Transfer Agent may deem and treat the record holder of any Series D Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.
     Section 11. Sinking Fund. The Series D Preferred Shares shall not be entitled to the benefits of any retirement or sinking fund.
     Section 12. Restrictions on Ownership and Transfer. The beneficial ownership and transfer of the Series D Preferred Shares shall in all respects be subject to the applicable provisions of Section 6.7 of the Charter.

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     IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by its Chief Financial Officer and Secretary as of April 22, 2003.

COLONIAL PROPERTIES TRUST
By:	/s/ HOWARD B. NELSON, JR.
Howard B. Nelson, Jr.
Chief Financial Officer and Secretary

COLONIAL PROPERTIES TRUST

STATEMENT OF CANCELLATION

Dated September 24, 2003
     This STATEMENT OF CANCELLATION (the “Statement of Cancellation”) is made as of the date set forth above by Colonial Properties Trust.
     WHEREAS, Colonial Properties Trust, an Alabama real estate investment trust (the “Company”), duly authorized and issued 5,000,000 preferred shares of beneficial interest designated as 8 3/4% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest of the Company (the “Series A Preferred Shares”);
     WHEREAS, the Company redeemed and reacquired all 5,000,000 Series A Preferred Shares on May 7, 2003, which shares are currently held as treasury stock of the Company; and
     WHEREAS, the Board of Trustees of the Company (the “Board of Trustees”) desires to cancel the Series A Preferred Shares and thereby restore them to the status of authorized and unissued shares of the Company.
     NOW THEREFORE, in accordance with Section 6.32(b) of Chapter 2B of Title 10 of the Code of Alabama, the Board of Trustees does hereby set forth and certify the following information:
     1. The name of the trust is Colonial Properties Trust.
     2. 5,000,000 shares of Series A Preferred Shares of the Company were reacquired by the Company on May 7, 2003, and were subsequently cancelled pursuant to resolutions of the Board of Trustees adopted at a meeting held on April 24, 2003.
     3. The aggregate number of issued shares of the Company after giving effect to the cancellation of the Series A Preferred Shares is as follows:

Common Shares of Beneficial Interest	31,505,802

9.25 % Series C Cumulative	2,000,000
Redeemable Preferred Shares of Beneficial Interest

8 1/8 % Series D Cumulative	500,000
Redeemable Preferred Shares of Beneficial Interest
[SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, this Statement of Cancellation has been signed on this ___ day of September, 2003, on behalf of the Company, by the undersigned officer, who acknowledges, under penalty of perjury, that this document is his free act and deed, and that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

COLONIAL PROPERTIES TRUST
/s/ Howard B. Nelson, Jr.
By:	Howard B. Nelson, Jr.
Title: Chief Financial Officer

STATE OF ALABAMA       )
COUNTY OF JEFFERSON )
     I, the undersigned, a notary public in and for said county in said state, hereby certify that Howard B. Nelson, Jr., whose name as Chief Financial Officer of Colonial Properties Trust, an Alabama real estate investment trust, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said real estate investment trust, acting in his capacity of said real estate investment trust for and as the act of said real estate investment trust.
     Given under my hand and official seal this 24th day of September, 2003.

/s/ Kimberly A. Keuter
Notary Public

[NOTARIAL SEAL]	My commission expires: 9-10-2007

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COLONIAL PROPERTIES TRUST
ARTICLES SUPPLEMENTARY
2,000,000 SHARES
7.25% SERIES B CUMULATIVE REDEEMABLE PERPETUAL
PREFERRED SHARES
          Colonial Properties Trust, an Alabama real estate investment trust (the “Company”), hereby certifies that on February 18, 2004, pursuant to authority conferred by Sections 3.2 (e) and 6.3 of the Declaration of Trust of the Company, as amended to the date hereof and as the same may be amended hereafter from time to time (the “Declaration of Trust”), and in accordance with Section 10-13-7 of the Code of Alabama 1975, the Board of Trustees duly classified unissued preferred shares of beneficial interest (“Preferred Shares”) of the Company, and the description of such Preferred Shares, including the designation and amount thereof and the voting rights or powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, as set by the Board of Trustees, are as follows:
          FIRST: The Board of Trustees unanimously adopted resolutions designating the aforesaid class of Preferred Shares as the “7.25% Series B Cumulative Redeemable Perpetual Preferred Shares,” setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such 7.25% Series B Cumulative Redeemable Perpetual Preferred Shares and authorizing the issuance of up to 2,000,000 shares of 7.25% Series B Cumulative Redeemable Perpetual Preferred Shares.
          SECOND: The class of Preferred Shares of the Company created by the resolutions duly adopted by the Board of Trustees of the Company referred to in the FIRST Article of these Articles Supplementary shall have the following designation, number of shares, preferences, conversion and other rights, voting powers, restrictions and limitation as to dividends, qualifications, terms and conditions of redemption and other terms and conditions:
          Section 1. Designation and Number. A series of Preferred Shares, designated the “7.25% Series B Cumulative Redeemable Perpetual Preferred Shares” (the “Series B Preferred Shares”) is hereby established. The number of shares of Series B Preferred Shares shall be 2,000,000.
          Section 2. Rank. The Series B Preferred Shares will, with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company, or both, rank senior to all classes or series of Common Shares (as defined in the Declaration of Trust) and to all classes or series of equity securities of the Company now or hereafter authorized, issued or outstanding, other than any class or series of equity securities of the Company expressly designated as ranking on a parity with or senior to the Series B Preferred Shares as to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company. For purposes of these Articles Supplementary, the term “Parity Preferred Shares” shall be used to refer to any class or series of equity securities of the Company now or hereafter authorized, issued or outstanding expressly designated by the Company to rank on a parity with Series B Preferred Shares with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company including, without limitation, that certain “9.25% Series C Cumulative Redeemable Preferred Shares” of the Company, authorized pursuant to Articles Supplementary dated June 14, 2001 and that certain “8 1/8% Series D Cumulative Redeemable Preferred Shares” of the Company, authorized pursuant to Articles Supplementary dated April 22, 2003. The term “equity securities” does not include debt securities, which will rank senior to the Series B Preferred Shares prior to conversion.

          Section 3. Distributions. (a) Payment of Distributions. Subject to the rights of holders of Parity Preferred Shares and holders of equity securities ranking senior to the Series B Preferred Shares, holders of Series B Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees of the Company, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate per annum of 8.875% of the $50 liquidation preference per share of Series B Preferred Shares for the period up to and including February 23, 2004, and at the rate per annum of 7.25% of the $50 liquidation preference per share of Series B Preferred Shares for the period from and after February 24, 2004. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable (A) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence and not calendar quarters) in arrears, on March 31, June 30, September 30 and December 31 of each year commencing on the first of such dates to occur after the original date of issuance and, (B) in the event of a redemption, on the redemption date (each a “Preferred Shares Distribution Payment Date”). The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months (or actual days for any month which is shorter than a full monthly period), and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. The amount of the distribution payable on March 31, 2004 under these Articles Supplementary shall be $1.0277 per Series B Preferred Share, representing the conversion of the distribution rate from 8.875% per annum to 7.25% per annum during the quarterly period ended on such date, calculated as follows: (x) the month of January 2004 is counted as a 30-day month with a distribution rate of 8.875% per annum and the period from and including February 1, 2004 to and including February 23, 2004 is counted as a 23-day period of a 29-day month with a distribution rate of 8.875% per annum, (y) the period from and including February 24, 2004 to and including February 29, 2004 is counted as a six-day period of a 29-day month with a distribution rate of 7.25% per annum and the month of March 2004 is counted as a 30-day month with a distribution rate of 7.25% per annum, and (z) the amounts for the periods described in the preceding clauses (x) and (y) were added to obtain the distribution payable per Series B Preferred Share on March 31, 2004. If any date on which distributions are to be made on the Series B Preferred Shares is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series B Preferred Shares will be made to the holders of record of the Series B Preferred Shares on the relevant record dates to be fixed by the Board of Trustees of the Company, which record dates shall in no event exceed 15 Business Days prior to the relevant Preferred Shares Distribution Payment Date (each a “Distribution Record Date”). Notwithstanding anything to the contrary set forth herein, each s hare of Series B Preferred Shares shall also continue to accrue all accrued and unpaid distributions, whether or not declared, up to the exchange date on any Series B Preference Unit (as defined in the Third Amended and Restated Agreement of Limited Partnership of Colonial Realty Limited Partnership (the “Partnership Agreement”), as amended through the date hereof) validly exchanged into such share of Series B Preferred Shares in accordance with the provisions of such Partnership Agreement.
          The term “Business Day” shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
          (b) Distributions Cumulative. Distributions on the Series B Preferred Shares will accrue whether or not the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness at any time prohibit the current payment of distributions, whether or not the Company has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Accrued but unpaid distributions on the Series B Preferred Shares will accumulate as of the Preferred Shares Distribution Payment Date on which they first become payable. Distributions on account of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Preferred Shares Distribution Payment Date to holders of record of the Series B Preferred Shares on the record date fixed by the Board of Trustees which date shall not exceed 15 Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.
          (c) Priority as to Distributions. (i) So long as any Series B Preferred Shares are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Common Shares or any class or series of other shares of the Company ranking junior as to the payment of distributions or rights upon voluntary or involuntary dissolution, liquidation or winding up of the Partnership to the Series B Preferred Shares (such Common Shares or other junior shares, including, without limitation Series 1998 Junior Participating Preferred Shares authorized pursuant to Articles Supplementary dated October 26, 1998, collectively, “Junior Shares”), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series B Preferred Shares, any Parity Preferred Shares or any Junior Shares, unless, in each case, all distributions accumulated on all Series B Preferred Shares and all classes and series of outstanding Parity Preferred Shares have been paid in full. The foregoing sentence will not prohibit (i) distributions payable solely in Junior Shares (or options, warrants or rights to subscribe for Junior Shares), (ii) the conversion of Series B Preferred Shares, Junior Shares or Parity Preferred Shares into shares of the Company ranking junior to the Series B Preferred Shares as to distributions and upon liquidation, winding-up or dissolution, and (iii) purchase by the Company of such Series B Preferred Shares, Parity Preferred Shares or Junior Shares pursuant to Article VI of the Declaration of Trust to the extent required to preserve the Company’s status as a real estate investment trust.
               (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series B Preferred Shares, all distributions authorized and declared on the Series B Preferred Shares and all classes or series of outstanding Parity Preferred Shares with respect to distributions shall be authorized and declared so that the amount of distributions authorized and declared per share of Series B Preferred Shares and such other classes or series of Parity Preferred Shares shall in all cases bear to each other the same ratio that accrued distributions per share on the Series B Preferred Shares and such other classes or series of Parity Preferred Shares (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Shares do not have cumulative distribution rights) bear to each other.
          (e) No Further Rights. Holders of Series B Preferred Shares shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.
          Section 4. Liquidation Preference. (a) Payment of Liquidating Distributions. Subject to the rights of holders of Parity Preferred Shares with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company and subject to equity securities ranking senior to the Series B Preferred Shares with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of Series B Preferred Shares shall be entitled to receive out of the assets of the Company legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Company, but before any payment or distributions of the assets shall be made to holders of Common Shares or any other class or series of shares of the Company that ranks junior to the Series B Preferred Shares as to rights upon liquidation, dissolution or winding-up of the Company, an amount equal to the sum of (i) a liquidation preference of $50.00 per share of Series B Preferred Shares, and (ii) an amount equal to any accumulated and unpaid distributions thereon, whether or not declared, to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series B Preferred Shares and any Parity Preferred Shares as to rights upon liquidation, dissolution or winding-up of the Company, all payments of liquidating distributions on the Series B Preferred Shares and such Parity Preferred Shares shall be made so that the payments on the Series B Preferred Shares and such Parity Preferred Shares shall in all cases bear to each other the same ratio that the respective rights of the Series B Preferred Shares and such other Parity Preferred Shares (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Shares do not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Company bear to each other.
          (b) Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than 30 and not more than 60 days prior to the payment date stated therein, to each record holder of the Series B Preferred Shares at the respective addresses of such holders as the same shall appear on the share transfer records of the Company.

          (c) No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Shares will have no right or claim to any of the remaining assets of the Company.
          (d) Consolidation. Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares, securities or other consideration) of all or substantially all of the property or assets of the Company to, or the consolidation or merger or other business combination of the Company with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Company) or a statutory share exchange shall not be deemed to constitute a liquidation, dissolution or winding-up of the Company.
          Section 5. Redemption. (a) Right of Optional Redemption. Except as provided in Section 5(d), the Series B Preferred Shares may not, subject to Section 7 hereof, be redeemed prior to February 24, 2009. On or after such date, the Company shall have the right to redeem the Series B Preferred Shares, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ written notice, at a redemption price, payable in cash, equal to $50.00 per share of Series B Preferred Shares plus accumulated and unpaid distributions, whether or nor declared, to the date of redemption. If fewer than all of the outstanding shares of Series B Preferred Shares are to be redeemed, the shares of Series B Preferred Shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).
          (b) Limitation on Redemption. (i) The redemption price of the Series B Preferred Shares (other than the portion thereof consisting of accumulated but unpaid distributions) will be payable solely out of the sale proceeds of capital shares of the Company and from no other source. For purposes of the preceding sentence, “capital shares” means any equity securities (including Common Shares and Preferred Shares), shares, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.
               (ii) Subject to Section 7 hereof, the Company may not redeem fewer than all of the outstanding shares of Series B Preferred Shares unless all accumulated and unpaid distributions have been paid on all outstanding Series B Preferred Shares for all quarterly distribution periods terminating on or prior to the date of redemption.
          (c) Procedures for Redemption. (i) Notice of redemption will be (i) faxed, and (ii) mailed by the Company, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Shares to be redeemed at their respective addresses as they appear on the transfer records of the Company. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series B Preferred Shares except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Shares may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price, (iii) the number of shares of Series B Preferred Shares to be redeemed, (iv) the place or places where such shares of Series B Preferred Shares are to be surrendered for payment of the redemption price, (v) that distributions on the Series B Preferred Shares to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series B Preferred Shares. If fewer than all of the shares of Series B Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred Shares held by such holder to be redeemed.
               (ii) If the Company gives a notice of redemption in respect of Series B Preferred Shares (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Company will deposit irrevocably in trust for the benefit of the Series B Preferred Shares being redeemed funds sufficient to pay the applicable redemption price, plus any accumulated and unpaid distributions, whether or not declared, if any, on such shares to the date fixed for redemption, without interest, and will give irrevocable instructions and authority to pay such redemption price and any accumulated and unpaid distributions, if any, on such shares to the holders of the Series B Preferred Shares upon surrender of the certificate evidencing the Series B Preferred Shares by such holders at the place designated in the notice of redemption. If fewer than all Series B Preferred Shares evidenced by any certificate is being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series B Preferred Shares, evidencing the unredeemed Series B Preferred Shares without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series B Preferred Shares or portions thereof called for redemption, unless the Company defaults in the payment thereof. If any date fixed for redemption of Series B Preferred Shares is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price or any accumulated or unpaid distributions in respect of the Series B Preferred Shares is improperly withheld or refused and not paid by the Company, distributions on such Series B Preferred Shares will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price and any accumulated and unpaid distributions.
          (d) Mandatory Redemption. Notwithstanding any provision herein to the contrary (including Section (5)(a)), so long as any Series B Preferred Shares remain outstanding, in the event of the occurrence of a Covered Transaction (defined below), the Company shall redeem, on the date such Covered Transaction is completed or occurs, all of the Series B Preferred Shares outstanding at the redemption price, payable in cash, equal to $50.00 per share of Series B Preferred Shares plus accumulated and unpaid distributions, whether or nor declared, to the date of redemption, if redemption of the Series B Preferred Shares was elected in writing by the holders of not less than a majority of the then outstanding Series B Preferred Shares in accordance with this Section (5)(d). The Company shall give written notice of a Covered Transaction to each of the respective holders of record of the Series B Preferred Shares, at their respective addresses as they appear on the transfer records of the Company, not less than thirty (30) days prior to the completion or occurrence of a Covered Transaction. Such notice shall not set forth any non-public information concerning such Covered Transaction. Each of the holders of record of the Series B Preferred Shares shall have until 5:00 p.m. New York City time, on the fifteenth (15th) day following receipt of such notice from the Company, to give the Company notice of such holder’s election that the Series B Preferred Shares be redeemed. Notwithstanding any provision herein to the contrary, with respect to a Covered Transaction that arises under clause (c) of the definition of Covered Transaction set forth below, in the event that the Company so fails to qualify as a real estate investment trust for any reason other than an affirmative election by the Company not to qualify, (a) the Company shall give notice of the occurrence of a Covered Transaction to each of the holders of record of the Series B Preferred Shares within 15 days of discovery of such failure to qualify (provided that, if the Company is pursuing administrative relief from the Internal Revenue Service with respect to such failure to qualify as a real estate investment trust, such notice shall be given upon the earlier of (1) five days after the denial of administrative relief by the Internal Revenue Service or (2) 60 days following the discovery of such failure to qualify), (b) each of the holders of record of the Series B Preferred Shares shall have until 5:00 p.m. New York City time, on the fifteenth (15th) day following receipt of such notice from the Company, to give the Company notice of such holder’s election that the Series B Preferred Shares be redeemed or not redeemed (and if any holder of record of the Series B Preferred Shares fails to give the Company such notice of election, then such holder of record shall be deemed to have given a notice of an election that the Series B Preferred Shares be redeemed) and (c) if the holders of not less than a majority of the then outstanding Series B Preferred Shares have elected to have the Series B Preferred Shares redeemed, the Series B Preferred Shares shall be redeemed on a date not later than 30 days following the date of the Company’s notice referred to in clause (a) above.
               The procedures set forth in Section (5)(c) (other than the requirement that notice of redemption be faxed and mailed not less than 30 days prior to the redemption date) shall apply to a redemption pursuant to this Section (5)(d). On or before the date of redemption, the Company shall give notice of redemption to the respective holders of record of the Series B Preferred Shares, at their respective addresses as they appear on the transfer records of the Company.
               For purposes of this Section (5)(d), the term “Covered Transaction” shall mean (a) the Company’s completion of a “Rule 13e-3 transaction” (as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in which, as a result of such transaction, the Company’s common stock is no longer registered under Section 12 of the Exchange Act, except that this clause (a) shall not apply to any involuntary delisting of the Company’s common stock from the New York Stock Exchange or any national securities exchange (as defined in the Exchange Act), (b) the completion of any transaction or series of transactions that would result in a Reorganization Event (defined below) of the Company or Colonial Realty Limited Partnership (the “Partnership”) or (c) the Company’s failure (or election not) to qualify as a real estate investment trust as defined in Section 856 (or any successor section) of the Internal Revenue Code of 1986, as amended.
               For purposes of this Section (5)(d), the term “Reorganization Event” shall mean (x) any sale or other disposition of all or substantially all of the assets of the Partnership or the Company, as the case may be, to an entity (or more than one entity in related transactions) that is not an Affiliate of the Company; or (y) any consolidation, amalgamation, merger, business combination, share exchange, reorganization or similar transaction involving the Partnership or the Company, as the case may be, pursuant to which the partners of the Partnership or the shareholders of the Company, as the case may be, immediately prior to the consummation of such transaction will own less than a majority of the equity interests in the entity surviving such transaction; provided, however, a Reorganization Event shall not include any transaction contemplated by clauses (x) or (y) of this definition if the surviving entity has unsecured debt outstanding which is rated at least the lowest credit rating level established as investment grade by at least two of Standard & Poor’s, Moody’s Investor Service and Fitch Ratings (it being understood that as of the date hereof the lowest investment grade rating of Standard & Poor’s is BBB-, the lowest investment grade rating of Moody’s is Baa3 and the lowest investment grade rating of Fitch Ratings is BBB-) and such rating has been reaffirmed in light of the contemplated transaction.
          (e) Status of Redeemed Shares. Any Series B Preferred Shares that shall at any time have been redeemed shall after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board of Trustees.
          Section 6. Voting Rights. (a) General. Holders of the Series B Preferred Shares will not have any voting rights, except as set forth below.
          (b) Right to Elect Trustees. (i) If at any time distributions shall be in arrears with respect to six (6) prior quarterly distribution periods (including quarterly periods on the Series B Preferred Units prior to the exchange into Series B Preferred Shares), whether or not consecutive, and shall not have been paid in full (a “Preferred Distribution Default”), the authorized number of members of the Board of Trustees shall automatically be increased by two and the holders of record of such Series B Preferred Shares, voting together as a single class with the holders of each class or series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, will be entitled to fill the vacancies so created by electing two additional trustees to serve on the Company’s Board of Trustees (the “Preferred Shares Trustees”) at a special meeting called in accordance with Section 6(b)(ii) at the next annual meeting of shareholders, and at each subsequent annual meeting of shareholders or special meeting held in place thereof, until all such distributions in arrears and distributions for the current quarterly period on the Series B Preferred Shares and each such class or series of Parity Preferred Shares have been paid in full.
               (ii) At any time when such voting rights shall have vested, a proper officer of the Company may, and, upon written request (addressed to the Secretary at the principal office of the Company) of holders of record of at least 10% of the outstanding Shares of Series B Preferred Shares, shall call or cause to be called a special meeting of the holders of Series B Preferred Shares and all the series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable (collectively, the “Parity Securities”) by notice similar to that provided in the Bylaws of the Company for a special meeting of shareholders or as required by law. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. If any such special meeting required to be called as above provided shall not be called by the Secretary within twenty (20) days after receipt of any such request, then any holder of Series B Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the share records of the Company. At any such special meeting, all of the holders of the Parity Securities, by plurality vote, voting together as a single class without regard to series will be entitled to elect two trustees on the basis of one vote per $50.00 of liquidation preference to which such Parity Securities are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one-third of the Parity Securities then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Shares Trustees except as otherwise provided by law. Notice of all meetings at which holders of the Series B Preferred Shares shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Parity Securities present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Shares Trustees, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Distribution Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Company shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series B Preferred Shares that would have been entitled to vote at such special meeting.
               (iii) If and when all accumulated distributions and the distribution for the current distribution period on the Series B Preferred Shares shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the Series B Preferred Shares shall be divested of the voting rights set forth in Section 6(b) herein (subject to revesting in the event of each and every Preferred Distribution Default) and, if all distributions in arrears and the distributions for the current distribution period have been paid in full or set aside for payment in full on all other classes or series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, the term and office of each Preferred Shares Trustee so elected shall terminate. Any Preferred Shares Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series B Preferred Shares when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Shares Trustee may be filled by written consent of the Preferred Shares Trustee remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series B Preferred Shares when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable). The Preferred Shares Trustee shall each be entitled to one vote per trustee on any matter.
          (c) Certain Voting Rights. So long as any Series B Preferred Shares remain outstanding, the Company shall not, without the affirmative vote of the holders of at least two-thirds of the Series B Preferred Shares outstanding at the time (i) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking prior to the Series B Preferred Shares with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of the Company into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, or (ii) amend, alter or repeal the provisions of the Company’s Declaration of Trust (including these Articles Supplementary) or By-laws, whether by merger, consolidation or otherwise, in each case that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series B Preferred Shares or the holders thereof; provided, however, that with respect to the occurrence of a merger or consolidation, so long as (a) the Company is the surviving entity and the Series B Preferred Shares remain outstanding with the terms thereof unchanged, or (b) the resulting or surviving entity is a corporation or trust organized under the laws of any state and substitutes for the Series B Preferred Shares other preferred shares having substantially the same terms and same rights as the Series B Preferred Shares, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series B Preferred Shares and provided further that any increase in the amount of authorized Preferred Shares or the creation or issuance of any other class or series of Preferred Shares, or any increase in an amount of authorized shares of each class or series, in each case ranking either (a) junior to the Series B Preferred Shares with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up, or (b) on a parity with the Series B Preferred Shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
          Section 7. Restrictions on Ownership and Transfer to Preserve Tax Benefit. The beneficial ownership and transfer of the Series B Preferred Shares shall in all respects be subject to the applicable provisions of Section 6.7 of the Declaration of Trust; provided, however, pursuant to and in accordance with Section 6.7(k) of the Declaration of Trust: (i) the holders of Series B Preferred Shares shall, provided that the provisions of clauses (A), (B) and (C) of Section 6.7(k) are satisfied, be exempt from the Preferred Shares Ownership Limit, (ii) in imposing requirements in respect of the Series B Preferred Shares pursuant to the last two sentences of Section 6.7(k) of the Declaration of Trust as in effect on the date hereof, the Company shall, notwithstanding anything to the contrary set forth in such sentences act in a reasonable and customary manner and (iii) the legend required pursuant to Section 6.7(1) of the Declaration of Trust shall be modified to reflect the foregoing.
          Section 8. No Conversion Rights. The holders of the Series B Preferred Shares shall not have any rights to convert such shares into shares of any other class or series of shares or into any other securities of, or interest in, the Company.
          Section 9. No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series B Preferred Shares.
          Section 10. No Preemptive Rights. No holder of the Series B Preferred Shares of the Company shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of the Company or any other security of the Company which it may issue or sell.
          THIRD: The Series B Preferred Shares have been classified and designated by the Board of Trustees under the authority contained in the Declaration of Trust.
          FOURTH: These Articles Supplementary have been approved by the Board of Trustees in the manner and by the vote required by law.
          FIFTH: The undersigned President of the Company acknowledges these Articles Supplementary to be the act of the Company and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
          IN WITNESS WHEREOF, the Company has caused Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on this third day of March, 2004.

COLONIAL PROPERTIES TRUST

By: /s/ Thomas H. Lowder

Name: Thomas H. Lowder
Title: President

ATTEST:

/s/ John P. Rigrish

Name: John P. Rigrish
Title: Assistant Secretary

STATE OF ALABAMA
JEFFERSON COUNTY
ARTICLES OF AMENDMENT
TO
DECLARATION OF TRUST
OF
COLONIAL PROPERTIES TRUST
     Pursuant to Section 10-13-14 of the Code of Alabama 1975, Colonial Properties Trust, a real estate investment trust organized and existing under the laws of Alabama (the “Company”), hereby submits the following:
1.	The name of the real estate investment trust is Colonial Properties Trust.

2.	The Declaration of Trust is hereby amended by deleting Section 2.2 of Article II thereof in its entirety and inserting in lieu thereof the following new Section 2.2:
Section 2.2. Term. Each Trustee shall hold office for a term expiring at the next succeeding annual meeting of Shareholders and until his successor is duly elected and qualified.
3.	The Board of Trustees of the Company duly adopted a resolution setting forth the foregoing amendment and declared it advisable at a duly called meeting held on January 24, 2004.

4.	There were 26,740,590 of the Company’s common shares of beneficial interest, par value $.01 per share (“Common Shares”), outstanding as of February 17, 2004, the record date for the annual meeting held on April 21, 2004 at which the foregoing amendment was considered (the “Annual Meeting”). Common Shares represented the only class of securities entitled to vote at the Annual Meeting, and each share thereof entitled its holder to one vote. Of the 26,740,590 votes entitled to be cast on the foregoing amendment, 21,687,380 were indisputably represented at the Annual Meeting. The total number of undisputed votes cast FOR the foregoing amendment at the Annual Meeting was 21,426,296, which number was sufficient for approval of the foregoing amendment by the holders of Common Shares.

5.	The foregoing amendment was duly adopted in accordance with the applicable provisions of Section 10-13-14 of the Code of Alabama, 1975 and of Sections 234 and 237 of the Constitution of the State of Alabama.
     These Articles of Amendment are being filed in the Office of the Judge of Probate of Jefferson County, Alabama, for the purpose of effecting the foregoing amendment in accordance with the Code of Alabama 1975, Sections 10-2B-1.25 and 10-13-14(f).
     IN WITNESS WHEREOF, the Company, by its duly authorized officer and with full authority, has executed these Articles of Amendment as of this 11th day of May, 2004.

COLONIAL PROPERTIES TRUST
By:	/s/ Thomas H. Lowder
Thomas H. Lowder
President and Chief Executive Officer

COLONIAL PROPERTIES TRUST
ARTICLES SUPPLEMENTARY
RECLASSIFYING
2,000,000 SHARES
8.875% SERIES B CUMULATIVE REDEEMABLE PERPETUAL PREFERRED SHARES
AND
300,000 SHARES
9.25% SERIES C CUMULATIVE REDEEMABLE PREFERRED SHARES
Dated June 8, 2004
          This ARTICLES SUPPLEMENTARY (the “ARTICLES SUPPLEMENTARY”) is made as of the date set forth above by Colonial Properties Trust, an Alabama real estate investment trust (the “COMPANY”).
          WHEREAS, on February 23, 1999, the Company duly classified 2,000,000 unissued preferred Shares (“PREFERRED SHARES”) of the Company, as described in Section 6.3 of the Declaration of Trust of the Company, as amended (the “DECLARATION OF TRUST”), as 8.875% Series B Cumulative Redeemable Perpetual Preferred Shares (“8.875% SERIES B PREFERRED SHARES”), having the designated voting rights, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof set forth in the Company’s Articles Supplementary dated February 23, 1999;
          WHEREAS, on June 14, 2001, the Company duly classified 2,300,000 unissued Preferred Shares as 9.25% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share (“9.25% SERIES C PREFERRED SHARES”), having the designated voting rights, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof set forth in the Company’s Articles Supplementary dated June 14, 2001;
          WHEREAS, all 2,000,000 of the 8.875% Series B Preferred Shares and 300,000 of the 9.25% Series C Preferred Shares remain unissued by the Company; and
          WHEREAS, the Board of Trustees of the Company (the “BOARD OF TRUSTEES”) desires to reclassify all 2,000,000 unissued 8.875% Series B Preferred Shares and the 300,000 unissued 9.25% Series C Preferred Shares and restore them to the status of unclassified and unissued Preferred Shares capable of being classified or reclassified from time to time by the Board of Trustees pursuant to the Declaration of Trust;
          NOW THEREFORE, in accordance with Section 10-13-7(b) of the Code of Alabama, the Trustees do hereby set forth and certify the following information:
          1. The name of the trust is Colonial Properties Trust.
          2. Under the authority contained in the Declaration of Trust, the Board of Trustees has reclassified all 2,000,000 unissued 8.875% Series B Preferred Shares and the 300,000 unissued 9.25% Series C Preferred Shares as unclassified preferred Shares, as described in Section 6.3 of the Declaration of Trust.
          3. The aggregate number of issued shares of the Company after giving effect to the reclassification of the aforesaid 8.875% Series B Preferred Shares and 9.25% Series C Preferred Shares is as follows:

Common Shares of Beneficial Interest	32,556,446
9.25% Series C Cumulative Redeemable	2,000,000
Preferred Shares of Beneficial Interest
8 1/8% Series D Cumulative Redeemable	500,000
Preferred Shares of Beneficial Interest
[SIGNATURE PAGE TO FOLLOW]

          IN WITNESS WHEREOF, the Company has caused this Articles Supplementary to be executed under seal on this 8th day of June, 2004 by the undersigned officer, who acknowledges, under penalty of perjury, that this document is his free act and deed, and that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

COLONIAL PROPERTIES TRUST
By:	/s/ John P. Rigrish
John P. Rigrish
Executive Vice President and Chief Administrative Officer

ARTICLES SUPPLEMENTARY OF
7.62% SERIES E CUMULATIVE REDEEMABLE PREFERRED SHARES
OF BENEFICIAL INTEREST OF
COLONIAL PROPERTIES TRUST

Pursuant to Section 10-13-7 of the
Code of Alabama 1975

          Colonial Properties Trust, an Alabama real estate investment trust (the “Company”), hereby certifies that on October 25, 2004, pursuant to authority conferred by Sections 3.2(e) and 6.3 of the Charter (as defined below) and in accordance with Section 10-13-7 of the Code of Alabama 1975, a committee of the Board of Trustees, pursuant to authority expressly delegated by the Board of Trustees on October 21, 2004, duly classified unissued Preferred Shares (as defined below) of the Company, and the description of such Preferred Shares (as defined below), including the number, designation, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof, as set by the committee of the Board of Trustees, are as follows:

          Section 1. Number of Shares and Designation. This series of Preferred Shares shall be designated as 7.62% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share (the “Series E Preferred Shares”). The number of Preferred Shares constituting the Series E Preferred Shares is 70,000.

          Section 2. Definitions. The following terms shall have the following meanings herein:

          (a) “Articles” shall mean these Articles Supplementary of 7.62% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest of Colonial Properties Trust.

          (b) “Board of Trustees” shall mean the Board of Trustees of the Company or any committee authorized by the Board of Trustees to perform any of its responsibilities with respect to the Series E Preferred Shares.

          (c) “Business Day” shall mean any day other than a Saturday, Sunday or day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

          (d) “Call Date” shall have the meaning set forth in Section 6(b).

          (e) “Capital Gains Amount” shall have the meaning set forth in Section 3(d).

          (f) “Charter” means the Declaration of Trust of the Company, as amended to the date hereof and as the same may be amended hereafter from time to time.

          (g) “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

          (h) “Common Shares” shall mean the Company’s common shares of beneficial interest, par value $.01 per share.

          (i) “Dividend Payment Date” shall mean the last day (or, if such day is not a Business Day, the succeeding Business Day) of each March, June, September and December, commencing on ___, 2005.

          (j) “Dividend Periods” shall mean quarterly dividend periods commencing on, and including, January 1, April 1, July 1 and October 1 of each year and ending on and including the next succeeding Dividend Payment Date (other than the initial Dividend Period, which shall commence on the Initial Dividend Accrual Date, and other than the Dividend Period during which any Series E Preferred Shares shall be redeemed pursuant to Section 6, which shall end on and include the Call Date with respect to the Series E Preferred Shares being redeemed).

          (k) “Fully Junior Shares” shall mean the Common Shares, the Series 1998 Junior Participating Preferred Shares and any other class or series of shares of beneficial interest of the Company now or hereafter issued and outstanding over which the Series E Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Company.

          (l) “Initial Dividend Accrual Date” shall mean February 4, 2005.

          (m) “Issue Date” shall mean the first date on which the pertinent Series E Preferred Shares are issued.

          (n) “Junior Shares” shall mean the Common Shares, the Series 1998 Junior Participating Preferred Shares and any other class or series of shares of beneficial interest of the Company now or hereafter issued and outstanding over which the Series E Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company.

          (o) “Market Price,” with respect to a Common Share as of any date of determination, shall mean the average of the closing prices of the Common Shares for the 10 consecutive Trading Days ending on date of determination on the New York Stock Exchange (or such other national securities exchange or automated quotation system on which the Common Shares are then listed or authorized for quotation or, if the Common Shares are not so listed or authorized for quotation, an amount determined in good faith by the Board of Trustees to be the fair value of the Common Shares).

          (p) “Parity Shares” shall have the meaning set forth in Section 9(b).

          (q) “Person” means an individual, a corporation, an association, a partnership, a limited liability company, a joint venture, a joint stock company, a trust, an unincorporated organization or any other entity or organization, a government or political subdivision or an agency or instrumentality thereof.

          (r) “Preferred Shares” shall mean the Company’s preferred shares of beneficial interest, par value $.01 per share.

          (s) “Series E Preferred Shares” shall have the meaning set forth in Section 1.

          (t) “set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Company in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Company; provided, however, that if any funds for any class or series of Junior Shares or Fully Junior Shares or any class or series of shares of beneficial interest ranking on a parity with the Series E Preferred Shares as to the payment of dividends are placed in a separate account of the Company or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series E Preferred Shares shall mean placing such funds in such separate account or delivering such funds to a disbursing, paying or other similar agent.

          (u) “Subsidiary” shall mean, with respect to any Person, (a) any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote generally in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership, (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

          (v) “Total Dividends” shall have the meaning set forth in Section 3(d).

           (w) “Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the applicable security is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the applicable security is then listed or, if the applicable security is not listed on a national or regional securities exchange, on Nasdaq or, if the applicable security is not quoted on Nasdaq, on the principal other market on which the applicable security is then traded.

          (x) “Transfer Agent” means EquiServe Trust Company, N.A., or such other agent or agents of the Company as may be designated by the Board of Trustees or their designee as the transfer agent, registrar and dividend disbursing agent for the Series E Preferred Shares.

          Section 3. Dividends.

          (a) The holders of Series E Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees out of funds legally available for that purpose, cumulative preferential dividends payable on each Dividend Payment Date in cash in an amount equal to the sum of (i) $47.625 per share plus (ii) if the sum of all dividends paid on one Common Share during the preceding Dividend Period (i.e., the Dividend Period ending on the immediately preceding Dividend Payment Date) (such sum, the “Prior Period Dividends”) exceeds the Common Dividend Threshold Amount (as defined below), an amount equal to the product of (x) 50% times (y) the excess of the Prior Period Dividends over the Common Dividend Threshold Amount times (z) the Equalization Factor (as defined below). Such dividends shall begin to accrue and shall be fully cumulative from and including the Initial Dividend Accrual Date, whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Trustees, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Such dividends shall be payable in arrears to the holders of record of Series E Preferred Shares, as they appear on the share records of the Company at the close of business on the record date, which shall be the 15th day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board of Trustees that is not more than 30 nor less than 10 days preceding the relevant Dividend Payment Date. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid on any date and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than 30 nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Trustees. Any dividend payment made on the Series E Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to the Series E Preferred Shares which remains payable.

          (b) The amount of dividends payable for the initial Dividend Period and for any Dividend Period shorter than a full Dividend Period for the Series E Preferred Shares shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of Series E Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares of stock, in excess of cumulative dividends, as herein provided, on the Series E Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series E Preferred Shares that may be in arrears.

           (c) If the Company, or any of its Subsidiaries, shall, after the Issue Date make a tender or exchange offer for all or any portion of the Company’s Common Shares that involves an aggregate consideration per share in excess of the Market Price per Common Share as of the date immediately preceding the date notice is first given to the public or the holders of Common Shares of such tender or exchange offer (the “Tender Notice Date”), then the amount of the Prior Period Dividends for the Dividend Period ending on or after the expiration date of such tender or exchange offer, shall include an amount equal to the fair market value (to be determined in good faith by the Board of Directors to be the fair market value) of the consideration received in such tender or exchange for each share so tendered less the Market Price per Common Share on the date immediately preceding the Tender Notice Date.

          (d) Dividends on Series E Preferred Shares will accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.

          (e) If, for any taxable year, the Company elects to designate as “capital gain dividends” (as defined in Section 857 of the Code), any portion (the “Capital Gains Amount”) of the total dividends paid or made available for the year to holders of all classes of capital stock (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to holders of Series E Preferred Shares shall be in the same portion that the Total Dividends paid or made available to the holders of Series E Preferred Shares for the year bears to the Total Dividends.

          (f) So long as any Series E Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series E Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date for such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series E Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series E Preferred Shares and accumulated and unpaid on such Parity Shares.

          (g) So long as any Series E Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in, or options, warrants or rights to subscribe for or purchase, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Shares or Fully Junior Shares, nor shall any Junior Shares or Fully Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of any employee incentive or benefit plan of the Company or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series E Preferred Shares and any Parity Shares shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Series E Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series E Preferred Shares and the current dividend period with respect to such Parity Shares.

          (h) No dividends on Series E Preferred Shares shall be declared by the Board of Trustees or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

          (i) For purposes of this Section 3, the following terms shall have the meanings set forth below:

          (i) “Common Dividend Threshold Amount” shall initially mean $0.790; provided that if the Company shall, after the Issue Date, (A) pay a distribution or make a distribution on its Common Shares in Common Shares, (B) subdivide its outstanding Common Shares into a greater number of Common Shares, (C) combine its outstanding Common Shares into a smaller number of Common Shares or (D) issue any Common Shares by reclassification of its Common Shares, the Common Dividend Threshold Amount in effect (x) , in the case of any such distribution, at the opening of business on the day following the date fixed for the determination of holders entitled to receive such distribution or (y), in the case of any such subdivision, combination, or recapitalization, at the opening of business on the Business Day next following the day on which such subdivision, combination or reclassification becomes effective, shall be adjusted by multiplying (1) the Common Dividend Threshold Amount in effect immediately prior to such record date in the case of a distribution or such effective date in the case of a subdivision, combination or reclassification by (2) the Adjustment Factor. So long as any Series E Preferred Shares are outstanding, the Company shall not pay a distribution or make a distribution on its Common Shares in any Junior Shares, Fully Junior Shares, Parity Shares or any other securities, other than Common Shares. The Company shall be entitled, to the extent permitted by law, to make such reductions in the Common Dividend Threshold Amount, in addition to those set forth above, as it in its discretion shall determine to be advisable in order that any share distributions, subdivision of shares, reclassification or combination of shares hereafter made by the Company to its holders shall not be taxable. All calculations of the Common Dividend Threshold Amount shall be made to the nearest $0.001 (with $.0005 being rounded upward).

          (ii) “Equalization Factor” shall initially mean 60.2991; provided that if the Company shall, after the Issue Date, (A) pay a distribution or make a distribution on its Common Shares in Common Shares, (B) subdivide its outstanding Common Shares into a greater number of Common Shares, (C) combine its outstanding Common Shares into a smaller number of Common Shares or (D) issue any Common Shares by reclassification of its Common Shares, the Equalization Factor in effect (x) , in the case of any such distribution, at the opening of business on the day following the date fixed for the determination of holders entitled to receive such distribution or (y), in the case of any such subdivision, combination, or recapitalization, at the opening of business on the Business Day next following the day on which such subdivision, combination or reclassification becomes effective, shall be adjusted by dividing (1) the Equalization Factor in effect immediately prior to such record date in the case of a distribution or such effective date in the case of a subdivision, combination or reclassification by (2) the Adjustment Factor. All calculations of the Equalization Factor shall be made to the nearest .0001 (with 0.00005 being rounded upward).

          (iii) “Adjustment Factor” shall mean the quotient obtained by dividing (A) the number of Common Shares outstanding immediately prior to (x) the record date, in the case of a distribution of Common Shares for which an adjustment is to be made hereunder, or (y) the effective date, in the case of a subdivision, combination or reclassification for which an adjustment is to be made hereunder, by (B) (x) in the case of any such distribution, the sum of the number of Common Shares outstanding immediately prior to the record date for such distribution plus the number of Common Shares distributed in such distribution or (y) in the case of any such subdivision, combination or reclassification, the number of Common Shares outstanding at the opening of business on the Business Day next following the day on which such subdivision, combination or reclassification becomes effective.

          Section 4. Liquidation Rights.

          (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series E Preferred Shares shall be entitled to receive Two Thousand Five Hundred Dollars ($2,500.00) per Series E Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of such liquidation, dissolution or winding up, but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the Series E Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series E Preferred Shares and any such Parity Shares ratably in accordance with the respective amounts that would be payable on such Series E Preferred Shares and any such Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Company with one or more corporations, real estate investment trusts, or other entities and (ii) a sale, lease or transfer of all or substantially all of the Company’s assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

          (b) Subject to the rights of the holders of any series or class or classes of shares of beneficial interest ranking on a parity with or prior to the Series E Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Company, after payment shall have been made in full to the holders of the Series E Preferred Shares, as provided in this Section 4, any other series or class or classes of Junior Shares or Fully Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series E Preferred Shares shall not be entitled to share therein.

          Section 5. Conversion. The Series E Preferred Shares are not convertible into or exchangeable for any other property or securities of the Company.

          Section 6. Redemption at the Option of the Company.

          (a) The Company, at its option, may redeem the Series E Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of Two Thousand Five Hundred Dollars ($2,500.00) per Series E Preferred Share, plus the amounts indicated in Section 6(b). If the Company, at any time, chooses to redeem the Series E Preferred Shares, in part and not in whole, the Company may not redeem in the aggregate more than 60,000 of the Series E Preferred Shares without redeeming all of the Series E Preferred Shares that are then outstanding.

          (b) Upon any redemption of the Series E Preferred Shares pursuant to this Section 6, the Company shall pay all accrued and unpaid dividends, if any, thereon ending on or prior to the date of such redemption (the “Call Date”), without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series E Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series E Preferred Shares called for redemption.

          (c) If full cumulative dividends on the Series E Preferred Shares and any class or series of Parity Shares of the Company have not been declared and paid or declared and set apart for payment, the Series E Preferred Shares or Parity Shares may not be redeemed under this Section 6 in part and the Company may not purchase or otherwise acquire any Series E Preferred Shares or any Parity Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series E Preferred Shares or Parity Shares, as the case may be;

provided, however, that the foregoing shall not prevent the redemption, purchase or acquisition of Series E Preferred Shares by the Company in accordance with the terms of Article VI of the Charter or otherwise in order to ensure that the Company remains qualified as a real estate investment trust (“REIT”) for United States federal income tax purposes.

          (d) Notice of the redemption of any Series E Preferred Shares under this Section 6 shall be given by the Company by first-class mail, postage prepaid, by the registrar to each holder of record of Series E Preferred Shares to be redeemed at the address of each such holder as shown on the share transfer books of the Company, not less than 30 nor more than 60 days prior to the Call Date, or by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Call Date. No failure to give any notice required by this Section 6(d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each notice shall state: (i) the Call Date, (ii) the number of Series E Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price per share, (iv) the place or places at which certificates for such shares are to be surrendered for payment of the redemption price, and (v) that dividends on the shares to be redeemed shall cease to accrue on such Call Date. Notice having been given as aforesaid, from and after the Call Date, (1) dividends on the Series E Preferred Shares so called for redemption shall cease to accrue, (2) such Series E Preferred Shares shall no longer be deemed to be outstanding, and (3) all rights of the holders thereof as holders of Series E Preferred Shares of the Company (except the right to receive the cash redemption price payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon) shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Company) on the Company’s books.

          (e) On or before the Call Date, the Company may elect to deposit with a bank or trust company (which may be an affiliate of the Company) or an affiliate of a bank or trust company, the amount of cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series E Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series E Preferred Shares to be redeemed on any cash so set aside by the Company. If the Company elects to so deposit the cash necessary for the redemption of the called Series E Preferred Shares, any notice to the holders of Series E Preferred Shares called for redemption required by this Section 6(e) shall (x) specify the office of such bank or trust company as the place of payment of the redemption price and (y) call upon such holders to surrender the share certificates representing such shares at such place on or about the date fixed in such notice (which shall not be later than the Call Date) against payment of the redemption price (including all accrued and unpaid dividends up to the Call Date). Subject to applicable escheat laws, any cash so deposited which remains unclaimed at the end of two years from the Call Date shall revert to the general funds of the Company, after which reversion, again subject to applicable escheat laws, the holders of such shares so called for redemption shall look only to the general funds of the Company for the payment of such cash.

          As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series E Preferred Shares are to be redeemed, the shares to be redeemed shall be determined pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable manner as prescribed by the Company’s Board of Trustees in its sole discretion to be equitable. If fewer than all the Series E Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

          Section 7. Mandatory Redemption Upon Change of Control.

          (a) If a Change of Control (as defined below) shall occur at any time after the Issue Date, the Company shall be required to redeem all of the outstanding Series E Preferred Shares on the date (the “Change of Control Redemption Date”) that is 30 calendar days after the date that the Company has mailed written notice of such Change of Control to holders of the Series E Preferred Shares as set forth in Section 7(c), subject to the conditions set forth in Section 7(e) and otherwise in accordance with the provisions of this Section 7. If such 30th calendar day is not a Business Day, the Change of Control Redemption Date will be the next succeeding Business Day. The Company shall redeem the Series E Preferred Shares in exchange for payment, in cash, of $2,500 per share plus the amounts specified in Section 7(b).

          As used herein, a “Change of Control” shall be deemed to have occurred upon the occurrence of any of the following events after the Issue Date:

(i)	any ‘‘person’’ or ‘‘group’’ (within the meaning of Section 13(d) of the Exchange Act) other than the Company, its Subsidiaries or any employee benefit plan of the Company or any of its Subsidiaries files a Schedule TO, Schedule 13D or any schedule, form or report under the

Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of shares of Common Shares representing more than 50% of the voting power of the Common Shares entitled to vote generally in the election of trustees or directors; or

(ii)	consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Shares will be converted into cash, securities or other property or any sale, lease or transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than the Company or one or more of its Subsidiaries; provided, however, that a transaction where the Company is the surviving entity and the holders of the Common Shares immediately prior to such transaction have, directly or indirectly, more than 50% of the aggregate voting power of the voting stock of the Company entitled to vote generally in the election of trustees immediately after such event shall not be a Change of Control, or

(iii)	the Company or a wholly owned Subsidiary of the Company shall cease to be the sole general partner of Colonial Realty Limited Partnership.

          (b) Upon any redemption of the Series E Preferred Shares pursuant to this Section 7, the Company shall pay all accrued and unpaid dividends, if any, thereon ending on or prior to the Change of Control Redemption Date, without interest. If the Change of Control Redemption Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series E Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series E Preferred Shares called for redemption.

          (c) Notice of the occurrence of a Change of Control and redemption of the Series E Preferred Shares under this Section 7 shall be given by the Company by first-class mail, postage prepaid, by the registrar to each holder of record of Series E Preferred Shares at the address of each such holder as shown on the share transfer books of the Company, within 15 days after the occurrence of the Change of Control. No failure to give any notice required by this Section 7(c), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each notice shall state: (i) the Change of Control Redemption Date, (ii) the redemption price per share, (iii) the place or places at which certificates for such shares are to be surrendered for payment of the redemption price, and (iv) that dividends on the shares to be redeemed shall cease to accrue on the Change of Control Redemption Date. Notice having been given as aforesaid, from and after the Change of Control Redemption Date, (x) dividends on the Series E Preferred Shares shall cease to accrue, (y) the Series E Preferred Shares shall no longer be deemed to be outstanding, and (z) all rights of the holders thereof as holders of Series E Preferred Shares of the Company (except the right to receive the cash redemption price payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon) shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Company) on the Company’s books.

          (d) On or before the Change of Control Redemption Date, the Company may elect to deposit with a bank or trust company (which may be an affiliate of the Company) or an affiliate of a bank or trust company, the amount of cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series E Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series E Preferred Shares to be redeemed on any cash so set aside by the Company. If the Company elects to so deposit the cash necessary for the redemption of the called Series E Preferred Shares, any notice to the holders of Series E Preferred Shares called for redemption required by this Section 7(d) shall (x) specify the office of such bank or trust company as the place of payment of the redemption price and (y) call upon such holders to surrender the share certificates representing such shares at such place on or about the date fixed in such notice (which shall not be later than the Change of Control Redemption Date) against payment of the redemption price (including all accrued and unpaid dividends up to the Change of Control Redemption Date). Subject to applicable escheat laws, any cash so deposited which remains unclaimed at the end of two years from the Change of Control Redemption Date shall revert to the general funds of the Company, after which reversion, again subject to applicable escheat laws, the holders of such shares so called for redemption shall look only to the general funds of the Company for the payment of such cash. As promptly as practicable after the surrender in accordance with such notice of the certificates for any Series E Preferred Shares (properly endorsed or assigned for transfer, if the Company shall so require and if the notice shall so state), such shares shall be exchanged for cash (without interest thereon) in the amount of the redemption price for the applicable shares represented by each such certificate; provided that, if the Company shall default in the payment of the mandatory redemption amount to the holders of the Series E Preferred Shares as set forth in this Section 7, the Series E Preferred Shares shall be deemed to remain outstanding and the holders of the Series E Preferred Shares shall have all the rights provided in these Articles until such time as such default shall no longer be outstanding.

          (e) The obligation of the Company to redeem the Series E Preferred Shares shall be subject to the rights of any class or series of Parity Shares or Senior Shares and compliance with the provisions of any material debt agreement to which the Company or any Subsidiary of the Company is a party that would prohibit such redemption or under which such redemption would constitute an event of default. In the event that the Company shall be prohibited from redeeming the Series E Preferred Shares for any of the reasons set forth in the previous sentence, (i) no dividends (other than dividends or distributions paid solely in, or options, warrants or rights to subscribe for or purchase, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Shares or Fully Junior Shares, nor shall any Junior Shares or Fully Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of any employee incentive or benefit plan of the Company or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), in each case until the Company shall have paid the mandatory redemption price for the Series E Preferred Shares in full; and (ii) the Company shall be obligated to redeem the Series E Preferred Shares on the date not later than 45 days following the date on which it is first able to redeem the Series E Preferred Shares by delivering a notice of such redemption in accordance with Section 7(c) within 15 days following such date, in which event the Change of Control Redemption Date shall be the date 30 days after the date of such notice or, if such 30th calendar day is not a Business Day, the Change of Control Redemption Date will be the next succeeding Business Day.

          (f) The Company’s obligation to redeem the Series E Preferred Shares under this Section 7 shall be satisfied if a third party purchases all Series E Preferred Shares presented for redemption in exchange for payment of the redemption price in cash and otherwise complies with the obligations of the Company in connection herewith.

          Section 8. Shares to be Retired. If and when approved by the Board of Trustees, all Series E Preferred Shares which shall have been issued and reacquired in any manner by the Company shall be restored to the status of authorized but unissued Preferred Shares of the Company, without designation as to class or series.

          Section 9. Ranking. Any class or series of shares of beneficial interest of the Company shall be deemed to rank:

          (a) prior to the Series E Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series of shares of beneficial interest shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series E Preferred Shares;

          (b) on a parity with the Series E Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series E Preferred Shares, if the holders of such class or series of shares of beneficial interest and the Series E Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”); as of the date hereof, the Series B Preferred Shares, the Series C Preferred Shares and the Series D Preferred Shares constitute Parity Shares;

          (c) junior to the Series E Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such shares of beneficial of interest shall be Junior Shares; and

          (d) junior to the Series E Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation dissolution or winding up, if such shares of stock shall be Fully Junior Shares.

          Section 10. Voting.

          (a) If and whenever dividends on the Series E Preferred Shares are in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full) for six or more quarterly periods, whether or not such quarterly periods are consecutive, the number of Trustees then constituting the Board of Trustees shall be increased by two, and the holders of Series E Preferred Shares, together with the holders of shares of every series of Parity Shares upon which like voting rights have been conferred and are exercisable, voting as a single class regardless of series, shall be entitled to elect the two additional Trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series E Preferred Shares and such Parity Shares called as hereinafter provided. Whenever all arrears in dividends on the Series E Preferred Shares and such Parity Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series E Preferred Shares and such Parity Shares to elect such additional two Trustees shall immediately cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages), and the terms of office of all persons elected as Trustees by the holders of the Series E Preferred Shares and such Parity Shares shall immediately terminate and the number of the Board of Trustees shall be reduced accordingly. At any time after such voting rights shall have been so vested in the holders of Series E Preferred Shares and such Parity Shares, the secretary of the Company may, and upon the written request of the holders of record of at least 10% of the outstanding Series E Preferred Shares and the holders of Parity Shares (addressed to the secretary at the principal office of the Company) shall, call a special meeting of the holders of the Series E Preferred Shares and of such Parity Shares for the election of the two Trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Company for a special meeting of the shareholders or as required by law. The Trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the Trustees elected by the holders of the Series E Preferred Shares and such Parity Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining Trustee elected by the holders of the Series E Preferred Shares and such Parity Shares or the successor of such remaining Trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

          (b) So long as any Series E Preferred Shares remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series E Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital shares ranking prior to the Series E Preferred Shares with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Charter, including these Articles Supplementary, whether by merger, consolidation, or transfer or conveyance of substantially all of the Company’s assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series E Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, that so long as the Series E Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series E Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creating or issuance of any other series of Preferred Shares, or (y) any increase in the amount of authorized Series E Preferred Shares or any other series of Preferred Shares, in each case ranking on a parity with or junior to the Series E Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. The voting provisions set forth in this paragraph (b) will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series E Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

          (c) For purposes of the foregoing provisions of this Section 10, each Series E Preferred Share shall have one (1) vote per share. Except as otherwise required by applicable law or as set forth herein, the Series E Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.

          Section 11. Record Holders. The Company and the Transfer Agent may deem and treat the record holder of any Series E Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.

          Section 12. Sinking Fund. The Series E Preferred Shares shall not be entitled to the benefits of any retirement or sinking fund.

          Section 13. Restrictions on Ownership and Transfer. The beneficial ownership and transfer of the Series E Preferred Shares shall in all respects be subject to the applicable provisions of Section 6.7 of the Charter.

          Section 14. Listing on New York Stock Exchange. The Company shall (i) use reasonable best efforts, including timely submission of all required applications and filings and payment of required fees and expenses, to cause the Series E Preferred Shares to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the Issue Date, and (ii) use reasonable best efforts to maintain the listing of the Series E Preferred Shares on the New York Stock Exchange so long as any Series E Preferred Shares are outstanding.

          IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by its Chief Financial Officer as of March 15, 2005.

COLONIAL PROPERTIES TRUST

By:	/s/ Weston P. Andress

Name: Weston P. Andress
Title: Executive Vice President and Chief Financial
Officer

STATE OF ALABAMA )

JEFFERSON COUNTY )

ARTICLES OF AMENDMENT
TO
DECLARATION OF TRUST
OF
COLONIAL PROPERTIES TRUST

     Pursuant to Section 10-13-14 of the Code of Alabama 1975, Colonial Properties Trust, a real estate investment trust organized and existing under the laws of Alabama (the “Company”), hereby submits the following:

1.	The name of the real estate investment trust is Colonial Properties Trust.

2.	The Declaration of Trust is hereby amended as follows:

The following sentence in Section 6.1 of Article VI thereof is deleted:

“The total number of Shares which the Trust is authorized to issue is seventy-five million (75,000,000), consisting of sixty-five million (65,000,000) common Shares and ten million (10,000,000) preferred Shares.”

The deleted sentence in Section 6.1 of Article VI is replaced by the following sentence:

“The total number of Shares which the Trust is authorized to issue is one hundred forty-five million (145,000,000), consisting of one hundred twenty-five million (125,000,000) common Shares and twenty million (20,000,000) preferred Shares.”

3.	The Board of Trustees of the Company duly adopted a resolution setting forth the foregoing amendment and declared it advisable at a duly called meeting held on October 21, 2004.

4.	The following shares of beneficial interest of the Company were outstanding as of February 9, 2005, the record date for the special meeting held on April 1, 2005 at which the foregoing amendment was considered (the “Special Meeting”):

Class of Shares	Number of Shares	Value of Shares

Common Shares	27,724,505.5990	$1,030,242,628.06

Series C Preferred Shares	2,000,000	$53,480,000.00

Series D Preferred Shares	500,000	$131,250,000.00

Total	30,224,505.5990	$1,214,972,628.06

All outstanding shares of beneficial interest were entitled to vote at the Special Meeting. Of the total number of shares having a total value of $1,214,972,628.06 outstanding, 21,344,706.773 shares representing $841,572,620.13 in total value were indisputably represented at the Special Meeting. The total number and value of shares casting undisputed votes FOR the foregoing amendment at the Special Meeting was 18,857,249.92 and $747,477,719.97, respectively, which number and amount was sufficient for approval of the foregoing amendment by the holders of shares of beneficial interest of the Company.

5.	The foregoing amendment was duly adopted in accordance with the applicable provisions of Section 10-13-14 of the Code of Alabama, 1975 and of Section 234 of the Constitution of the State of Alabama.

     These Articles of Amendment are being filed in the Office of the Judge of Probate of Jefferson County, Alabama, for the purpose of effecting the foregoing amendment in accordance with 10-13-14(f) of the Code of Alabama, 1975.

[Signature appears on the following page.]

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     IN WITNESS WHEREOF, the Company, by its duly authorized officer and with full authority, has executed these Articles of Amendment as of this 5th day of April, 2005.

COLONIAL PROPERTIES TRUST
By:	/s/ Thomas H. Lowder
Thomas H. Lowder
President and Chief Executive Officer

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COLONIAL PROPERTIES TRUST
STATEMENT OF CANCELLATION
Dated July 3, 2006
     This STATEMENT OF CANCELLATION (the “Statement of Cancellation”) is made as of the date set forth above by Colonial Properties Trust.
     WHEREAS, Colonial Properties Trust, an Alabama real estate investment trust (the “Company”), duly authorized and issued 2,000,000 preferred shares of beneficial interest designated as 9.25% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest of the Company (the “Series C Preferred Shares”);
     WHEREAS, the Company redeemed and reacquired all 2,000,000 Series C Preferred Shares on June 30, 2006; and
     WHEREAS, the Board of Trustees of the Company (the “Board of Trustees”) desires to cancel the Series C Preferred Shares and thereby restore them to the status of authorized and unissued preferred shares of the Company.
     NOW THEREFORE, in accordance with Section 6.32(b) of Chapter 2B of Title 10 of the Code of Alabama, the Board of Trustees does hereby set forth and certify the following information:
     1. The name of the trust is Colonial Properties Trust.
     2. 2,000,000 shares of Series C Preferred Shares of the Company were reacquired by the Company on June 30, 2006, and were subsequently cancelled pursuant to resolutions of the Board of Trustees adopted at a meeting held on April 26, 2006.
     3. The aggregate number of issued shares of the Company after giving effect to the cancellation of the Series C Preferred Shares is as follows:

Common Shares of Beneficial Interest	51,535,303

8 1/8 % Series D Cumulative Redeemable Preferred Shares of Beneficial Interest	500,000

7 3/8 % Series E Cumulative Redeemable Preferred Shares of Beneficial Interest	41,904
[SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, this Statement of Cancellation has been signed on this 3 day of July, 2006, on behalf of the Company, by the undersigned officer, who acknowledges, under penalty of perjury, that this document is his free act and deed, and that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects. .

COLONIAL PROPERTIES TRUST

By:	/s/ Jerry A. Brewer

Name:	Jerry A. Brewer

Title:	SVP

STATE OF ALABAMA	)

COUNTY OF JEFFERSON	)
     I, the undersigned, a notary public in and for said county in said state, hereby certify that Jerry A. Brewer whose name as SVP of Colonial Propertied Trust, an Alabama real estate investment trust, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said real estate investment trust, acting in his capacity of said real estate investment trust for and as the act of said real estate investment trust.
     Given under my hand and official seal this 3rd day of July, 2006.

/s/ Brandi L. Singleton

Notary Public

[NOTARIAL SEAL]	My commission expires: 3.31.08

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COLONIAL PROPERTIES TRUST
STATEMENT OF CANCELLATION
Dated June 1, 2007
     This STATEMENT OF CANCELLATION (the “Statement of Cancellation”) is made as of the date set forth above by Colonial Properties Trust.
     WHEREAS, Colonial Properties Trust, an Alabama real estate investment trust (the “Company”), duly authorized and issued 41,905 preferred shares of beneficial interest designated as 7.62% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest of the Company (the “Series E Preferred Shares”);
     WHEREAS, the Company redeemed and reacquired all 41,905 Series E Preferred Shares on May 30, 2007; and
     WHEREAS, the Board of Trustees of the Company (the “Board of Trustees”) desires to cancel the Series E Preferred Shares and thereby restore them to the status of authorized and unissued preferred shares of the Company.
     NOW THEREFORE, in accordance with Section 6.32(b) of Chapter 2B of Title 10 of the Code of Alabama, the Board of Trustees does hereby set forth and certify the following information:
     1. The name of the trust is Colonial Properties Trust.
     2. 41,905 shares of Series E Preferred Shares of the Company were reacquired by the Company on May 30, 2007, and were subsequently cancelled pursuant to resolutions of the Board of Trustees adopted at a meeting held on April 25, 2007.
     3. The aggregate number of issued shares of the Company after giving effect to the cancellation of the Series E Preferred Shares is as follows:

Common Shares of Beneficial Interest	46,557,781

8 1/8% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest	500,000
[SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, this Statement of Cancellation has been signed on this 1 day of June, 2007, on behalf of the Company, by the undersigned officer, who acknowledges, under penalty of perjury, that this document is his free act and deed, and that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

COLONIAL PROPERTIES TRUST

By :	/s/ Jerry A. Brewer

Name:	Jerry A. brewer

Title:	SVP

STATE OF ALABAMA	)

COUNTY OF JEFFERSON	)
     I the undersigned, a notary public in and for said county in said state, hereby certify that Jerry A. Brewer, whose name as                                                   of Colonial Properties Trust, an Alabama real estate investment trust is signed to the foregoing instrument, and who is known to me, acknowledged before on this day that being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said real estate real estate investment trust, acting in his capacity of said real estate investment trust for and as the act of said real estate investment trusted.
     Given under my hand and official seal this 1st day of June, 2007.

/s/ Brandi R. Singleton

Notary Public

[NOTARIAL SEAL]	My commission expires:	3/30/09

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